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UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Information Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
Definitive Information Statement
Soliciting Material Pursuant to s.240.14a-12
SE GLOBAL EQUITIES CORP.
________________________________________________________________________ (Name of Registrant As Specified In Its Charter)

N/A
________________________________________________________________________ (Name of Person(s) Filing Proxy Statements, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required
Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

SE GLOBAL EQUITIES CORP.

PO Box 297, 1142 S. Diamond Bar Blvd., Diamond Bar, CA 91765

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 11, 2005

Notice Is Hereby Given that a Special Meeting of Stockholders of SE GLOBAL EQUITIES CORP., a Minnesota corporation ("SE GLOBAL" or, the "Company"), will be held on Friday March 11, 2005 at 2:00 P.m. local time at , Suite 1200, 777 West Broadway Vancouver, BC V5Z 4J7, for the following purposes:

1.	To approve a one for two reverse split of the issued and outstanding shares of common stock;
2.	To approve the amendment of the Articles of Incorporation to:
a.	change the name of SE Global from "SE Global Equities Corp." to "Asia Multi-Media Technology Services Holdings Limited"; and
b.	restore the authorized share capital of SE Global Equities Corp. after the reverse split to:
	i.	750,000,000 shares of common stock with a par value of $0.01 per share; and
	ii.	250,000,000 shares of preferred stock with a par value of $0. 01 per share;
3.	To elect five persons to SE Global's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected or appointed.

The Board of Directors has fixed the close of business on February 1, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

Your attention is directed to the accompanying proxy statement for further information regarding each proposal being made.

BY ORDER OF THE BOARD OF DIRECTORS,

_________________________________
TOBY CHU, CHAIRMAN &
CHIEF EXECUTIVE OFFICER

Approximate date of mailing: February 18, 2005

All stockholders of SE Global are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

SE GLOBAL EQUITIES CORP.

PO Box 297, 1142 S. Diamond Bar Blvd., Diamond Bar, CA 91765

PROXY STATEMENT FOR STOCKHOLDERS

The Board of Directors of SE Global Equities Corp., a Minnesota corporation ("SE Global" or the "Company") is furnishing this Proxy Statement to stockholders of SE Global in connection with a special meeting of the stockholders of SE Global to be on Friday, March 11, 2005 at 2:00 P.M. local time, at Suite 1200, 777 West Broadway Vancouver, BC V5Z 4J7, in accordance with subdivision 302A.432 of the Minnesota Business Corporations Act. An affirmative vote by the stockholder(s) holding a majority of the outstanding voting securities of SE Global as of February 1, 2005, is necessary for the adoption of the proposed actions. The following actions are being proposed:

1.	To approve one for two reverse split of the issued and outstanding shares of common stock;
2.	To approve the amendment of the Articles of Incorporation to:
a.	change the name of SE Global from "SE Global Equities Corp." to "Asia Multi-Media Technology Services Holdings Limited"; and
b.	restore the authorized share capital of Pan American after the reverse split to:
	i.	750,000,000 shares of common stock with a par value of $0.01 per share; and
	ii.	250,000,000 shares of preferred stock with a par value of $0. 01 per share;
3.	To elect five persons to SE Global's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected or appointed.

The Board of Directors has fixed the close of business on February 1, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

All stockholders of SE Global are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

You are respectfully urged to read the Proxy Statement contained in this booklet for further information concerning the individuals nominated as directors, the amendments to the Articles of Amendment and the use of the proxy.

A copy of SE Global's audited financial statements for the fiscal year ended December 31, 2003 and unaudited quarterly financial statements for the quarter ended September 30, 2004, accompanies this Proxy Statement.

The date of this Proxy Statement is February 7, 2005.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	-1-
GENERAL INFORMATION	-4-
Solicitation of Proxies	-4-
Outstanding Shares and Voting Rights	-4-
How You Can Vote	-4-
Appointment of Proxyholder	-4-
Proxy Voting Options	-5-
Mail or Fax	-5-
Advice to Beneficial Holders of Common Shares	-5-
Revocation of Proxies	-6-
Exercise of Discretion	-6-
Matters Subject to Vote at the Meeting	-6-
Record Date	-7-
Expenses of Proxy Statement	-7-
Interest of Certain Person in Matters to be Acted on	-7-
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	-8-
REVERSE SPLIT AND AMENDMENT TO ARTICLES OF INCORPORATION	-9-
Reverse Split	-9-
Amendment to Authorized Share Capital	-9-
Name Change	-10-
General	-10-
SHARE CAPITALIZATION OF SE GLOBAL	-10-
Material Terms of the Common Stock	-10-
Material Terms of Preferred Stock	-11-
Stock Options	-11-
FORWARD LOOKING INFORMATION	-12-
SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE ASSET PURCHASE	-12
Background of the Transaction	-12-
Reasons for Approval by the Board of Directors	-12-
Accounting Treatment of the Transaction	-13-
Summary of the Assets Acquisition Agreement	-13-
Related Transactions	-14-
Risks Related to the Transaction	-15-
Certain Federal Income Tax Consequences	-17-
NO DISSENTER'S RIGHTS	-17-
INFORMATION CONCERNING SE GLOBAL	-17-
Business History of SE Global	-17-
SE Global's Current Business	-17-
Marketing	-18-
Competition	-19-
Governmental Regulation	-19-
Research and Development	-20-
Employees	-20-
Description of Property	-20-
SE Global Subsidiaries	-20-
Legal Proceedings	-20-
Market for SE Global's Common Equity and Releated Stockholders Matters	-21-
Financial Statements	-21-
Management Discussion and Analysis	-22-
Significant Accounting Policies	-25-
Off-Balance Sheet Arrangements	-26
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	-26-
INFORMATION CONCERNING AMMT-BVI	-26-
History of AMMT-BVI	-26-
General Description of Business of AMMT-BVI	-26-
Industry Overview	-27-
Business Strategy	-27-
Description of Products and Services	-28-
Principal Suppliers	-28-
Sales and Marketing	-29-
Research and Development	-29-
Proprietary Rights	-29-
Employees	-30-
Description of Property	-30-
Selected Financial Data	-30-
Market for AMMT-BVI's Common Equity and Releated Stockholder Matters	-30-
Legal Proceedings	-30-
Changes and Disagreements with Accountants	-30-
ELECTION OF DIRECTORS	-31-
Information Concerning Existing Board of Directors	-31-
Information Concerning Nominees	-32-
No Audit, Nominating and Compensation Committees	-33-
Information Concerning Current Board of Director Operations	-34-
Executive Compensation	-34-
Board of Directors Report on Executive Compensation	-35-
Long Term Incentive Plans	-37-
Compensation of Directors	-37-
Employment Contracts and Termination of Employment or Change of Control	-37-
Familial Relationships	-37-
Significant Employees	-37-
Involvement in certain legal proceedings	-38-
Audit Committee Financial Expert	-38-
Certain Relationships and Related Transactions	-38-
Compliance with Section 16(a) of the Securities Exchange Act of 1934	-39-
Code of Ethics	-39-
Indemnification	-40-
INDEPENDENT ACCOUNTANTS	-40-
WHERE YOU CAN FIND MORE INFORMATION	-40-
INCORPORATION OF DOCUMENTS BY REFERENCE	-41-
INDEX TO FINANCIAL STATEMENTS	-41-
CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2003 AND 2002	-42-
INTERIM CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2004	-56-
APPROVAL BY THE BOARD OF DIRECTORS	-66-
Exhibit's	-66-
EXHIBIT "A"	-67-

QUESTIONS AND ANSWERS

Q: What am I being asked to approve?

A: You are being asked to approve the following transactions:

1.	a reverse split of the issued and outstanding shares of common stock on a two outstanding share for one new share basis;
2.	an amendment of the Articles of Incorporation to:
a.	change the name of SE Global from "SE Global Equities Corp." to "Asia Multi-Media Technology Services Holdings Limited"; and
b.	restore the authorized share capital of Pan American after the reverse split to:
	i.	750,000,000 shares of common stock with a par value of $0.01 per share; and
	ii.	250,000,000 shares of preferred stock with a par value of $0. 01 per share;
3.	the election of five persons to SE Global's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected or appointed.

Capital Alliance Group Inc. ("CAG") holds 82.38% of the issued and outstanding share capital of SE Global. CAG has indicated that it intends to votes its majority share position in favor of the above actions.

Q: Why have the Board of Directors agreed to approve these actions?

A: All of these actions are necessary to accomplish the terms of our acquisition of all of the assets of Asia Multi-Media Technology Services Holdings Limited (BVI) ("AMMT-BVI"), a company owned by Asia Network Technologies Limited ("Asia Net"). The shareholders of Asia Net are: Sun Media Investment Holdings Ltd. and its associated companies ("Sun Media")(50% ownership),and Messrs. Huang Zhiping (37.5% ownership) and Ma Jiankai (12.5% ownership)(the "Acquisition" or "Transaction"). SE Global entered into an Engagement Term Sheet dated January 7, 2005 between SE Global, Capital Alliance Group Inc. ("CAG"), who is the parent company of SE Global, and Sun Media (the "Term Sheet") which outlined the basic terms of the Transaction. The parties are currently negotiating the formal documents required complete the Transaction. These documents include an asset acquisition agreement, share purchase agreement, a pooling agreement and other documents referencing the parties' intent set out in the Term Sheet.

Q. Why are we purchasing substantially all of the assets of AMMT-BVI?

A. We are purchasing substantially all of the assets of AMMT-BVI because we believe that the transaction will allow us to enter into a new line of business which potentially will increase existing stockholder value and increase and diversify our sources of income.

Q. Are we assuming any of AMMT-BVI's liabilities in connection with the Acquisition?

A. No. We are not assuming any of AMMT-BVI's liabilities in connection with the Acquisition.

Q. What will AMMT-BVI receive in the Acquisition?

A. The assets of AMMT-BVI that we are purchasing in the Acquisition and the liabilities we are assuming will be exchanged for 320,000,000 shares of our common stock after giving effect to the 2 for 1 reverse stock split. We have also agreed to issue 16,500,000 shares to a PRC resident agent of the selling stockholders of AMMT-BVI and 5,000,000 shares to a technical advisor to AMMT-BVI which together with the shares being issued to Asia Net will constitute approximately 97% of our outstanding common stock determined on a fully-diluted basis.

Q. When do you expect the Acquisition to close?

A. We are working towards completion of the Acquisition as quickly as possible. If the Acquisition does not close by May 31, 2005, either party may terminate the Transaction.

Q. Why aren't you seeking stockholder approval of the Acquisition?

A. We are incorporated under the laws of the State of Minnesota. Under Minnesota law, we are not required to seek stockholder approval of the Acquisition. In addition, shares of our common stock are traded on the OTC Bulletin Board. The OTC Bulletin Board does not require that we seek stockholder approval of the Acquisition in order for our shares to be quoted.

Q: What are the basic terms of the Transaction?

A: The basic terms are as follows:

  SE Global will issue 320,000,000shares of SE Global to Asia Net the parent company of AMMT-BVI, and an additional 21,500,000 shares of SE Global to other parties related in the transaction. On close of the Transaction these parties will hold approximately 97% of SE Global's issued and outstanding common stock;
  In conjunction with the Transaction, CAG, has agreed to sell to Sun Media 450,000 of its shares of SE Global for an aggregate purchase price of $450,000. CAG has received $150,000 cash deposit from Sun Media to secure this share transaction;
  SE Global will change its name to "Asia Multi-Media Technology Services Holdings Limited";
  SE Global will complete a two for one reverse stock split of the issued and outstanding shares of common stock;
  CAG, Asia Net and related parties will enter into a pooling agreement limiting the number of shares which may be sold by the parties over a period of two years;
  Asia Net and SE Global will provide CAG with a two year buy back option to purchase SE Global's existing securities brokerage business;
  On closing the Acquisition, the current board of directors of SE Global will resigns and a new Board of Directors will be appointed; and
  SE Global's existing Stockholders will retain their present stockholdings in SE Global and are not required to do anything.

More detailed information regarding the Transaction terms can be found under the heading "Summary of Transaction Contemplated by the Asset Purchase" in this Proxy Statement.

Q: Will I recognize a gain or loss in connection with the transaction with AMMT-BVI and Asia Net?

A: No. We expect the transaction to qualify as tax-free reorganization for United States federal income tax purposes.

Q: Do I have appraisal rights?

A: No. Minnesota law only provides stockholders with appraisal rights in the event of a sale or exchange of all, or substantially all, of the property of a Minnesota corporation, other than in the usual and regular course of business. Minnesota does not provide for dissenter's rights of appraisal in connection with the recapitalization or other actions being taken by SE Global at this time.

Q: Are there any conditions to the transaction with AMMT-BVI and Asia Net?

A: Yes. There are several conditions, including the following:

  a certified business valuator must provide an independent valuation report confirming the assets being acquired have a current market value of not less than US $269,470,000;

  SE Global must be current with all reports it is required to be filed under the Securities Exchange Act of 1934, as amended;
  SE Global must have obtained stockholder approval of the name change, reverse split, recapitalization and appointment of new directors;
  CAG must complete the sale of 450,000 shares of SE Global to Sun Media;
  all representations and warranties contained in the asset acquisition agreement must be true in all material respects as of the closing date;
  the performance of all agreements, covenants and obligations required to be performed under the asset acquisition agreement as of the closing date;
  receipt by the parties of the necessary officers' certificates and legal opinions;
  receipt of all third party consents that may be required from government bodies and others;
  the resignation of the current directors and officers of SE Global;
  the appointment of the current Board of Directors of nominees of Asia Net as the new directors of SE Global; and
  no injunction or litigation having been commenced regarding the Transaction.

Q: What business is conducted by AMMT-BVI?

A: AMMT-BVI is a newly formed British Virgin Island company. AMMT-BVI owns a 100% interest in an advanced fiber-optic network in the Peoples' Republic of China ("PRC"). The network is a 32,440 kilometer two-core national IP protocol fiber optic network serves 440 cities in the PRC. The network includes 370 ground stations, and supports 10 G/bs multimedia transmission, upgradeable to 20 G/bs in its second phase. A 100% interest in this network was acquired by AMMT-BVI in December 2004. AMMT-BVI also 100% owns the DWDM Optical Transmission Devices Systems mainly supplied by Israel ECI Telecom. AMMT-BVI is wholly owned by Asia Net. Asia Net's stockholders Sun Media (50% ownership), Mr. Huang Zhiping (37.5%) and Mr. Ma Jiankai (12.5% ownership) provide AMMT-BVI with access to expertise and extensive contacts in the television, telecommunication, cable and internet industries in the PRC. It is our intent to leverage this physical network of AMMT-BVI with the content assets and alliances of associated companies to our new majority stockholders and new Board of Directors.

Q: Are there risks involved in this new business line?

A: Yes. Our success will depend on:

  the continued public acceptance and growth of cable services in the PRC;
  our ability to offer content and services across our fiber network of value to a PRC client base;
  our ability to attract the capital necessary to grow our business;
  our ability to enter into contracts with content providers in the film, television and multi-media industry and establish necessary alliances in the PRC;
  the continued PRC government encouragement of establishing foreign private enterprise and movement away from nationalization or expropriation of private enterprise business and assets; and
  our ability to integrate this new business line with our existing business, among other risks.

(See "SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE ASSET PURCHASE - Risks Related to the Transaction")

Q: When do you expect to complete the transaction with AMMT-BVI and Asia Net?

A: Within approximately a month after the date of this Proxy Statement (the "Closing"). As previously mentioned, there are several conditions to the closing of the Transaction.

Q: When do you expect to complete the changes proposed in this Proxy Statement?

A: The reverse split and amendments to the articles of incorporation will become effective just prior to the closing of the proposed asset acquisition. SE Global will file the Articles of Amendment with the Secretary of the State of Minnesota and such other agencies or entities as may be deemed required or necessary when it is clear there are no impediments to the Transaction closing. The Board of Directors will only be changed on closing the asset acquisition agreement.

Q: Who can I call with questions?

A: Please call Toby Chu, the Chairman & Chief Executive officer of SE Global, at: 604-871-9909.

GENERAL INFORMATION

Solicitation of Proxies

The accompanying proxy is solicited by the Board of Directors of SE Global, a Minnesota corporation, for use at its special meeting of shareholders to be held on Friday, March 11, 2005 (the "Meeting"), at 2:00 p.m., Pacific Standard Time, at the Suite 1200, 777 West Broadway Avenue, Vancouver, British Columbia, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting of Stockholders.

Solicitation of proxies may be made in person or by mail, telephone or facsimile transmission by directors, officers and regular employees of SE Global. The directors, officers and regular employees of SE Global will not receive any additional compensation for such activities. SE Global may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of SE Global held of record by such persons, and SE Global will reimburse the reasonable forwarding expenses. The cost of this solicitation of proxies will be paid by SE Global. This Proxy Statement and the enclosed form of proxy are furnished in connection with the proxy solicitation and are first being mailed to stockholders on or about February 18, 2005.

Outstanding Shares and Voting Rights

On February 1, 2005 (the "Record Date"), SE Global had 17,583,740 outstanding shares of common stock with a par value of $0.01 per share. These are the securities that are entitled to vote at the Meeting. Each share of common stock is entitled to one vote. The outstanding shares of common stock at the close of business on February 1, 2005 (the "Record Date") for determining stockholders who would have been entitled to notice of and to vote on the amendments to SE Global's Articles of Incorporation, were held by approximately 197 stockholders of record.

How You Can Vote

If you were a registered stockholder of SE Global on the Record Date (i.e. your Common Shares are held in your name on February 1, 2005) you may vote your Common Shares either by attending the Meeting in person or, if you do not plan to attend the Meeting, by completing the proxy and following the delivery instructions contained in the form of proxy and this management Proxy Statement.

Appointment of Proxyholder

The persons named in the accompanying form of proxy are the Toby Chu, the CEO of SE Global or Tim Leong, the CFO of SE Global. You may also appoint some other person (who need not be a stockholder of SE Global) to represent you at the Meeting either by inserting such other person's name in the blank space provided in the form of proxy or by completing another suitable form of proxy.

Proxy Voting Options

Stockholders may wish to vote by proxy whether or not they are able to attend the Meeting in person. Registered stockholders may vote by proxy as follows: by mail or fax.

Submitting a proxy by mail or fax are the only methods by which a stockholder may appoint a person as proxy other than a director or officer of SE Global named on the form of proxy.

Mail or Fax

Registered stockholders electing to submit a proxy by mail must complete, date and sign the form of proxy. It must, then, be returned to SE Global's transfer agent, FIDELITY TRANSFER CO., by fax: 801-466-4122, by mail or by hand at their offices at 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, at anytime, up to and including 4:00 p.m. (Vancouver time) on March 9, 2005.

Advice to Beneficial Holders of Common Shares

The information set forth in this section is of significant importance to many shareholders of SE Global, as a substantial number of shareholders do not hold shares in their own name. Shareholders who do not hold their shares in their own name ( the "Beneficial Shareholders") should note that only proxies deposited by shareholders whose names appear on the records of SE Global as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Common Shares will not be registered in the shareholder's name on the records of SE Global. Such Common Shares will more likely be registered under the names of the shareholder's broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory policies require intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the form of proxy provided to registered shareholders by SE Global. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services ("ADP") in the United States and in Canada. ADP typically applies a special sticker to proxy forms, mails those forms to the Beneficial Shareholders and requests the Beneficial Shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder receiving an ADP proxy cannot use that proxy to vote Common Shares directly at the Meeting - the proxy must be returned to ADP, as the case may be, well in advance of the Meeting in order to have the Common Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered shareholder and vote the Common Shares in that capacity. Beneficial Shareholders who wish to attend at the Meeting and indirectly vote their Common Shares as proxyholder for the registered shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker's agent), in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Alternatively, a Beneficial Shareholder may request, in writing, that his or her broker send to the Beneficial Shareholder a legal proxy which would enable the Beneficial Shareholder to attend at the Meeting and vote his or her Common Shares.

Revocation of Proxies

You may revoke your proxy by:

  delivering, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, that precedes any reconvening thereof, a written notice of revocation duly executed to Fidelity Transfer Co., at 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115or to the offices of the Attorney for Service of SE Global in British Columbia, which is located at the offices of Venture Law Corporation, 618 - 688 West Hastings Street, Vancouver, British Columbia, V6B 1P1,
  advising the Chairman of the Meeting that you are voting in person at the Meeting, or any other manner provided by law.

Your revocation of a proxy will not affect a matter on which a vote has already been taken.

Exercise of Discretion

The nominees named in the accompanying form of proxy will vote or withhold from voting the shares represented by the proxy in accordance with your instructions. The proxy grants the nominees the discretion to vote on:

  each matter or group of matters identified in the proxy where you do not specify how you want to vote, except for the election of directors and the appointment of auditors;
  any amendment to or variation of any matter identified in the proxy; and
  any other matter that properly comes before the Meeting.

If on a particular matter to be voted on, you do not specify in your proxy the manner in which you want to vote, your shares will be voted for the approval of such matter.

As of the date of this Information Circular, management of SE Global knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the Meeting, each nominee intends to vote thereon, in accordance with the nominee's best judgment.

Matters Subject to Vote at the Meeting

The following matters are to be considered at the meeting:

1.	a reverse split of the issued and outstanding shares of common stock on a two outstanding share for one new share basis;
2.	an amendment of the Articles of Incorporation to:
a.	change the name of SE Global from "SE Global Equities Corp." to "Asia Multi-Media Technology Services Holdings Limited"; and
b.	restore the authorized share capital of Pan American after the reverse split to:
	i.	750,000,000 shares of common stock with a par value of $0.01 per share; and
	ii.	250,000,000 shares of preferred stock with a par value of $0. 01 per share;
3.	the election of five persons to SE Global's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected or appointed.

Approval of Reverse Split. The primary purpose of the two for one reverse split is to decrease the number of total shares issued and outstanding of SE Global's common stock. Management on negotiation with the principals of Asia Net, agreed to reduce the issued and outstanding share capital of SE Global to what the parties believe is a more realistic level. It was on this basis the parties negotiated 320,000,000 shares of common stock of SE Global being issued to Asia Net for all of the assets of AMMT-BVI which are expected to be independently valued between US $269,470,000 and US $320,000,000 (the "Transaction").

The principal effect of the reverse stock split will be that the number of shares of common stock issued and outstanding will be reduced from 17,583,740 shares as of February 7, 2005 to approximately 8,791,870 shares. The actual number of shares outstanding will depend on the number of fractional shares which have either been cancelled or rolled up to the next whole share.

Approval of the reverse split requires the affirmative consent of at least a majority of the outstanding shares of common stock of SE Global. CAG, a majority stockholder holding a total of 14,486,555 shares of common stock (82.3%), has indicated it intends to votes its majority share position in favor of this action.

Approval of the Amendment of the Articles of Incorporation. The proposed changes to SE Global's Articles of Incorporation are necessary to facilitate the proposed acquisition of the assets of AMMT-BVI. SE Global's current authorized share capitalization is insufficient to issue the number shares necessary to complete the Transaction and related agreements. It also does not allow for future corporate needs to conduct equity offerings among other things. Increasing the authorized share capital of SE Global to 750,000,000 shares of common stock with a par value of $0.01 per share and 250,000,000 shares of preferred stock with a par value of $0.01 per share should provide it with the share capital to complete the Transaction and to address future needs. The amendment to the Articles of Incorporation to change our name to " Asia Multi-Media Technology Services Holdings Limited " is intended to better reflect the new business direction of the company. Approval of the amendment to our Articles of Incorporation requires the affirmative consent of at least a majority of the outstanding shares of common stock of SE Global. CAG, a majority stockholder holding a total of 14,486,555 shares of common stock (82.3%), has indicated it intends to votes its majority share position in favor of this action..

Election of New Directors. The election of new directors is proposed due to the asset acquisition agreement. SE Global's new business direction on close of the Transaction will require a board of directors familiar with AMMT-BVI's business. The asset acquisition agreement between SE Global, AMMT-BVI and Asia Net requires that new directors be appointed as part of the condition for closing. CAG will provide the new board of directors with assistance in running SE Global's existing securities brokerage business for two years from the closing the asset acquisition agreement. Approval of the appointment of the new slate of directors requires the affirmative consent of at least a majority of the outstanding shares of common stock of SE Global. CAG, a majority stockholder holding a total of 14,486,555 shares of common stock (82.3%), has indicated it intends to votes its majority share position in favor of this action. These directors will take office subject to the Acquisition closing.

Record Date

The close of business on February 1, 2005, has been fixed as the record date for the determination of shareholders entitled to receive this Proxy Statement.

Expenses of Proxy Statement

The expenses of mailing this Proxy Statement will be borne by SE Global, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy Statement to the beneficial owners of the common stock, held of record by such persons, and that SE Global will reimburse them for their reasonable expenses incurred in connection therewith.

Interest of Certain Persons in Matters to Be Acted on

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in the proposed amendment to effect the reverse split of SE Global's outstanding voting securities or in any action covered by the related resolutions adopted by the Board of Directors and the Majority Stockholders, which is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of common stock with respect to shareholders who were known to SE Global to be beneficial owners of more than 5% of the common stock and the officers, directors and management of SE Global individually and as a group as of the

Record Date, February 1, 2005. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Hong-Yip Yow, President, COO and Director P.O. Box 297, 1142 South Diamond Bar Boulevard, Diamond Bar, CA 91765	50,000(10)	0.28%
Toby Chu President, CEO and Director 3780 Kilby Court Richmond, BC, Canada V6X 3M9	490,000(2)	2.78%
Tim Leong, Chief Financial Officer, Secretary and Treasurer 3245 E. 17th Avenue Vancouver, BC, Canada V5M 2N9	95,000(3)	0.54%
Prithep Sosothikul, Director 85 Sukumvit Soi-39 Bangkok, Thailand 10110	100,000(4)	0.57%
G. David Richardson, Director 2890 West 47th Avenue Vancouver, BC Canada V6N 3N7	140,000(5)	0.79%
Ken Lee, Director 191 West 20th Avenue Vancouver, BC, Canada V5Y 2C4	140,000(6)	0.79%
Sukanya Prachuabmoh, Director 51/76 Sukhumvit 23 Bangkok, Thailand 10110	40,000(7)	0.23%
Capital Alliance Group Inc. 1200 - 777 West Broadway Vancouver, BC V5Z 4J7	14,486,555(8)	82.38%
Directors and Executive Officers as a Group(9)	905,000	4.89%

Notes:
(1)	Based on 17,583,740 shares of common stock issued and outstanding as of February 1, 2005. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Includes 490,000 options to purchase common shares in the capital of our company.
(3)	Includes 95,000 options to purchase common shares in the capital of our company.
(4)	Includes 100,000 options to purchase common shares in the capital of our company.
(5)	Includes 140,000 options to purchase common shares in the capital of our company.
(6)	Includes 140,000 options to purchase common shares in the capital of our company.
(7)	Includes 40,000 options to purchase common shares in the capital of our company.
(8)	Our President and CEO, Toby Chu, is also the President, CEO and a director of Capital Alliance Group Inc.
(9)	Percentage is calculated assuming the options held by the officers and directors have been exercised.
(10)	Includes 100,000 options to purchase common shares in the capital of our company.

REVERSE SPLIT AND AMENDMENT TO ARTICLES OF INCORPORATION

Reverse Split

The primary purpose of the reverse split is to decrease the number of total shares issued and outstanding of the SE Global's common stock. Management on negotiation with the principals of Asia Net (Sun Media, Mr. Huang Zhiping and Mr. Ma Jiankai ) agreed to reduce the issued and outstanding share capital of SE Global to what the parties believe is a more realistic level. It was on this basis the parties negotiated 320,000,000 shares being issued to Asia Net for all of the assets of AMMT-BVI which are expected to be valued between US $269,470,000 and US $320,000,000 (the "Transaction").

The principal effect of the reverse stock split will be that the number of shares of common stock issued and outstanding will be reduced from 17,583,740 shares as of February 7, 2005 to approximately 8,791,870 shares (depending on the number of fractional shares that are rounded up or rounded down on conversion).

The reverse stock split itself will not change the proportionate equity interests of SE Global's stockholders, nor will the respective voting rights and other rights of shareholders be altered. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. It is just an adjustment to SE Global's previous forward split. SE Global will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by two). While SE Global expects that the reverse stock split will result in an increase in the market price of its common stock, there can be no assurance that the reverse stock split will increase the market price of its common stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse stock split. Furthermore, the possibility exists that liquidity in the market price of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split may increase the number of stockholders of SE Global who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly divided by two, will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

Amendment to Authorized Share Capital

SE Global's share capitalization is currently 45,000,000 shares of common stock with a par value of $0.01 per share; and 5,000,000 shares of preferred stock with a par value of $0.01 per share. SE Global needs to increase its authorized share capital in order to complete the acquisition of the assets of AMMT-BVI. SE Global's current authorized share capitalization is insufficient to issue the number shares necessary to complete the Transaction and related agreements. Additional share capital is also necessary to enable SE Global to undertake any future equity offerings, acquisitions or other corporate purposes. Increasing the authorized share capital of SE Global to 750,000,000 shares of common stock with a par value of $0.01 per share and 250,000,000 shares of preferred stock with a par value of $0.01 per share should provide it with the share capital to complete the Transaction and to address future needs. On filing of the Amendment to the Articles of Amendment with the Minnesota Secretary of State, the recapitalization of our authorized capital will be effective.

Name Change

The proposed amendment to SE Global's Articles of Incorporation will cause SE Global to change its name to "Asia Multi-Media Technology Services Holdings Limited". On filing of the Amendment to the Articles of Amendment with the Minnesota Secretary of State, the name change will be effective.

General

The foregoing amendments will become effective on just prior to closing the proposed Transaction with AMMT-BVI and Asia Net. The earliest this Transaction could close is twenty one days following the mailing of the Definitive Stockholders Proxy Statement to SE Global's stockholders. Any executive officer, as required by the Minnesota Law, is entitled to execute and file the Articles of Amendment with the Secretary of the State of the State of Minnesota and such other agencies or entities as may be deemed required or necessary.

Following the reverse split and name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will be issued bearing the new name, but this in no way will effect the validity of your current share certificates. The reverse split and name change will occur on the effective date without any further action on the part of stockholders of SE Global and without regard to the date or dates on which share certificates representing shares of pre-split common stock actually surrendered by each holder thereof for certificates representing the number of shares of post-split common stock which each such stockholder is entitled to receive as a consequence of the reverse split. After the effective date of the reverse split and name change, each share certificate representing shares of pre-split common stock will be deemed to represent .5 shares of common stock of SE Global. Certificates representing post-split common stock and bearing our new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent: Fidelity Transfer Co. 1800 South West Temple. Suite 301, Salt Lake City, UT, 84115.

The share certificates representing shares of new common stock will contain the same restrictive legend as is on the shares of existing common stock in exchange for which the new shares are being issued. As applicable, the time period during which a stockholder has held the existing common stock will be included in the time period during which such stockholder actually holds the share certificates representing the additional new common stock received as a result of the share divisions for the purposes of determining the term of the restrictive period applicable to the new common stock.

SHARE CAPITALIZATION OF SE GLOBAL

Material Terms of the Common Stock

As of February 7, 2005 there were 17,583,740 shares issued and outstanding of SE Global. On the effective date of the two for one reverse split, there will be 8,791,870 shares of common stock issued and outstanding. SE Global will issue approximately 320,000,000 shares of its common stock to Asia Net for the assets of AMMT-BVI, 16,500,000 shares of its common stock to a PRC resident as a finder's fee and 5,000,000 shares of its common stock to a technical advisor of AMMT-BVI. The parties have also agreed to issue 250,000 shares of common stock to CAG as payment for management services to be provided to SE Global on completion of the Transaction. SE Global, post-transaction, will have approximately 350,541,870 shares of common stock issued and outstanding.

The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to shareholders. Shares of common stock do not have cumulative voting rights for the election of directors. The holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of SE Global, legally available for the payment of dividends. The holders of shares of common stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of SE Global and have no rights to convert their common stock into any other securities.

On any liquidation, dissolution or winding up of SE Global, holders of shares of common stock are entitled to receive pro rata on all of the assets of SE Global available for distribution to shareholders.

The foregoing summary of the material terms of the capital stock of SE Global does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of SE Global, as amended by the Amendment to the Articles attached hereto as Exhibit "A".

Material Terms of Preferred Stock

SE Global may issue one or more series of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of directors. By way of illustration, preferred shares may have special rights and preferences which may include special voting rights (or denial of voting rights), special rights with respect to payment of dividends, conversion rights, rights of redemption, sinking funds, and special rights in the event of liquidation, as the Board of Directors may determine. These rights and preferences will be determined by the Board of Directors at the time of issue. SE Global does not have any shares of preferred stock issued and outstanding at this time and does not contemplate issuing any preferred stock in the near future.

Stock Options

As of February 2, 2004, SE Global has options outstanding exercisable to acquire a total of 2,254,000 share of common stock of SE Global. These options were issued out of two separate stock option plans adopted by SE Global.

2001 Stock Option Plan. Effective October 10, 2001, SE Global adopted The 2001 Stock Option Plan (the "2001 Plan") allowing for the awarding of options to acquire shares of SE Global's common stock. The 2001 Plan allows for Non-qualified Stock Options to be awarded to employees, officers, directors and consultants of SE Global and for Incentive Stock Options to be awarded to employees of SE Global. The maximum number of options issuable under this plan cannot exceed 2,500,000 of which a maximum of 700,000 can be Incentive options. The incentive options must be granted at a minimum of market value of SE Global's common stock and for a term not to exceed 5 years. Unless otherwise determined, the Incentive options will vest to the holder as follows: 30% six months following the award date, 40% twelve months following the award date and 30% eighteen months following the award date. The non-qualified options vest immediately, must be granted at a minimum of 85% of the market value of SE Global's common stock and for a term not to exceed 10 years. In January 2004 SE Global adopted a new Stock Option Plan.

Effective October 10, 200, SE Global awarded a total of 2,150,000 non-qualified options at a price of $0.57 under the 2001 Plan to certain employees, officers, directors and consultants of SE Global and certain of its subsidiaries. Of these options, 940,000 were deemed to be a modification of options granted under the original Plan.

2004 Stock Option Plan. Effective January 22, 2004, the Company adopted the 2004 Stock Option Plan (the "2004 Plan") allowing for the awarding of options to acquire shares of the Company's common stock. The 2004 Plan was subsequently registered on Form S-8 filed with the SEC on February 2, 2004. The 2004 Plan allows for Non-qualified Stock Options to be awarded to employees, officers, directors and consultants of the Company and for Incentive Stock Options to be awarded to employees of the Company. The maximum number of options issuable under this plan cannot exceed 3,000,000 of which a maximum of 700,000 can be Incentive options. The incentive options must be granted at a minimum of market value of the SE Global's common stock and for a term not to exceed 5 years. Unless otherwise determined, the Incentive options will vest to the holder as follows: 30% six months following the award date, 40% twelve months following the award date and 30% eighteen months following the award date. The non-qualified options vest immediately, must be granted at a minimum of 85% of the market value of SE Global's common stock and for a term not to exceed 10 years.

Exercise of Stock Options and Year End Option Values. On January 26, 2004 a total of 200,000 non-qualified stock options were granted to consultants at an exercise price of $0.33 per share, exercisable for a term of five years and a total of 250,000 non-qualified stock options were granted to employees, officers and directors at a price of $0.33 per share, exercisable for a term of five years. The fair value of these stock options was estimated at grant date using the Black-Scholes option-pricing model applying the market value per share and the risk-free interest rate in effect at the grant date of 2%, 213% volatility and an expected life of five years resulting in a consulting expense of $64,000 and a pro forma expense of $80,000.

FORWARD LOOKING INFORMATION

Certain statements included in this Proxy Statement regarding SE Global, AMMT-BVI and Asia Net, which are not historical facts, are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of SE Global, AMMT-BVI and Asia Net after the Transaction. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of SE Global's future sales strategies, market acceptance of SE Global's products and services, SE Global's ability to obtain a larger number and size of contracts, the timing of contract awards, work performance and customer response, the impact of competitive products and pricing and technological developments by SE Global's competitors. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE ASSET PURCHASE

Background of the Transaction

Mr. Toby Chu, the CEO of SE Global was introduced to the principals of Sun Media in the late fall of 2004. This introduction was unsolicited on Mr. Chu's behalf. The party making the introduction knew of Mr. Chu's association with SE Global and believed there may be a mutually beneficial opportunity for SE Global and Sun Media. Sun Media, Mr. Huang Zhiping and Mr. Ma Jiankai were in the process of forming AMMT-BVI and were looking for a North American public company to advance their interest in the fiber optic network forming the main assets of AMMT-BVI.

Mr. Chu was intrigued by the possibilities and benefits to SE Global's existing stockholder base of acquiring fiber optic assets of AMMT-BVI and establishing SE Global as multi-media delivery source in the PRC. The parties exchanged information and SE Global and CAG held several board meeting to discuss the positives and negatives of moving SE Global in a new direction at this time.

On January 7, 2005, SEG, CAG and Sun Media entered into a term sheet agreement (the "Term Sheet") which outlined the documents and steps necessary to move the transaction forward. The parties instructed their respective legal counsel to draft the necessary documents to formalize the Term Sheet. Asia Net, Sun Media, Mr. Huang Zhiping and Mr. Ma Jiankai engaged an independent business valuator to provide an opinion as to the current value of the assets proposed to be acquired from AMMT-BVI.

Reasons for Approval by the Board of Directors

The Board of Directors has given careful consideration to the Transaction, the existing business operations SE Global and that of AMMT-BVI, Asia Net and Sun Media. The Board has also examined on the future business potential of the AMMT-BVI assets, the current book value of SE Global, the interest of stockholders of SE Global and the risks of the Transaction to the existing shareholders. Based on the foregoing considerations, the Board of Directors believe that the transactions contemplated by the Transactions forming the asset acquisition, including the reverse split and name change, are fair and in the best interests of SE Global.

The Board of Directors believe that SE Global will benefit from the Transaction, with an immediate impact being the significant new line of operations and revenues, assets, and shareholders' equity, as well as giving SE Global the ability to expand the operations of AMMT-BVI based on the exposure being a public company will bring and potential future funding opportunities available to public companies.

The Board of Directors of SE Global has unanimously approved the Transaction among SE Global, CAG AMMT-BVI, Asia Net, Sun Media, Mr. Huang Zhiping and Mr. Ma Jiankai which provides for or requires completion of the following series of transactions:

  the entering into an asset acquisition agreement by the parties whereby Asia Net will receive an aggregate total of 320,000,000 shares of SE Global as full consideration for not less than US $269,470,000 assets of AMMT-BVI being acquired by SE Global;
  the issuance of 16,500,000 shares of SE Global to a PRC based individual who acted as a finder in this transaction;
  the issuance of 5,000,000 shares of SE Global to the technical advisor of AMMT-BVI;
  CAG, Asia Net and certain other related parties to Asia Net entering a pooling agreement whereby the shares subject to the pooling agreement will be released in increments over a two year period;
  CAG and Sun Media entering into a share purchase agreement whereby CAG will sell 450,000 shares of SE Global it owns to Sun Media for $450,000 (CAG has currently received a deposit of US$ 150,000 towards this transaction);
  SE Global entering into a two year management agreement with CAG. CAG is to be paid 250,000 shares of common stock of SE Global as full consideration for this agreement;
  CAG, Asia Net and SE Global entering into an option agreement whereby CAG will have the right to purchase the securities brokerage business of SE Global for a two year period;
  SEG obtaining stockholder approval for a: two for one reverse split, name change, increase in the authorized capital, and the appointment of new directors.

Accounting Treatment of the Transaction

The asset acquisition transaction will be accounted for as a "purchase." Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated direct costs related to the asset acquisition, over the value of the net assets acquired will be classified as goodwill on the combined condensed balance sheet once prepared.

Summary of the Asset Acquisition Agreement

The parties are currently negotiating the final form of the asset acquisition agreement. The following contains, among other things, a summary of the material features of the draft asset acquisition agreement. This Summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the final form of asset acquisition agreement to be filed with the Securities and Exchange Commission on Form 8-K.

General. The Term Sheet and draft asset acquisition agreement contemplates SE Global's purchasing substantially all of the business and assets of AMMT-BVI. SE Global is to acquire these assets free of any and all liabilities AMMT-BVI may currently possess. When SE Global completes the Transaction, a number of AMMT-BVI directors and officers will become members of management of SE Global.

Acquisition Consideration. SE Global intends to acquire substantially all of the assets without the liabilities of AMMT-BVI. In consideration of the sale of assets, SE Global has agreed to issue shares of common stock of SE Global as follows:

  320,0000,000 shares to Asia Net;
  16,500,000 shares to a PRC resident; and
  5,000,000 shares to the technical advisor of AMMT-BVI.

These share issuances are after giving effect to the proposed two for one reverse stock split which will have the effect of reducing SE Global's current issued and outstanding share capital in half. On closing of the Transaction Asia Net and related parties will control approximately 97% of the outstanding common stock of SE Global on a fully diluted basis.

Conditions to Closing the Acquisition. The obligations of the parties to complete the Transaction, is subject to the following conditions:

  a certified business valuator having provided an independent valuation report confirming the assets being acquired have a current market value of not less than US $269,470,000;

  SE Global must be current with all reports it is required to be filed under the Securities Exchange Act of 1934, as amended;
  SE Global must have obtained stockholder approval of the name change, reverse split, recapitalization and appointment of new directors;
  CAG must complete the sale of 450,000 shares of SE Global to Sun Media;
  all representations and warranties contained in the asset acquisition agreement must be true in all material respects as of the closing date;
  the performance of all agreements, covenants and obligations required to be performed under the asset acquisition agreement as of the closing date;
  receipt by the parties of the necessary officers' certificates and legal opinions;
  receipt of all third party consents that may be required from government bodies and others;
  the resignation of the current directors and officers of SE Global;
  the appointment of the nominees of Asia Net to the Board of Directors of SE Global and the resignation of the current Board of Directors of SE Global; and
  no injunction or litigation having been commenced regarding the Transaction.

Termination of the asset acquisition agreement. The asset acquisition agreement may be terminated and the Transaction abandoned at any time prior to the closing date of the transaction as follows:

  by mutual agreement in writing by SE Global, CAG, AMMT-BVI, and Asia Net;
  by either SE Global or AMMT-BVI if the other party or its respective majority stockholder materially breaches any of the representations, warranties, covenants or agreements set forth in the asset acquisition agreement at the time of its execution or on the closing date;
  by either SE Global or AMMT-BVI if the other party or its respective majority stockholders fails to perform timely, in all material aspects, the covenants and obligations that it is required to perform under the asset acquisition agreement and such party does not obtain in writing a waiver of such performances; or
  by either SE Global or AMMT-BVI or its respective majority stockholders at any time after May 31, 2005 if the closing of the Transaction does not occur by such date.

In the event that the Transaction is validly terminated by SE Global, CAG, AMMT-BVI, or Asia Net as provided in the first and fourth bullet points above, the asset acquisition agreement will become void and have no effect. Upon such termination, there will be no further obligation on the part of SE Global, AMMT-BVI, their respective officers or directors, or their respective stockholders that are signatories to the asset acquisition agreement. Upon termination of the asset acquisition agreement for any reason other than those in the first and fourth bullet points above, each party to the asset acquisition agreement may pursue any and all remedies that such party may have under the asset acquisition agreement or by law.

Regulatory Approvals. To the knowledge of SE Global, no approvals by any governmental authority are required in order to complete the Transaction.

Related Transactions

Pooling Agreement. In connection with the asset acquisition agreement, CAG, Asia Net and certain other stockholders have agreed to enter into a Pooling Agreement on close of the Transaction. Under the pooling agreement CAG will place 7,000,000 of its post consolidation shares of common stock of SE Global in the pooling agreement. Asia Net and related parties have agreed to place 341,500,000 of their shares of common stock of SE Global in the pooling agreement. The pooling agreement is for a term of two years. The first release of shares under the pooling agreement is to occur six months after the close of the Transaction. The beneficial holders retain the right to vote their shares as they see fit.

Share Purchase Agreement. CAG has agreed to sell 450,000 shares of common stock of SE Global to Sun Media for US$ 450,000. CAG has received US $150,000 from Sun Media as partial payment for these shares.

Management Agreement. CAG will enter into a management agreement with SE Global on close of the Transaction. Under the terms of the agreement CAG will provide SE Global with advice and assistance in managing its securities brokerage business and guidance with respect to public company issues. CAG is not responsible for the content of SE Global's regulatory filings. The term of the agreement is for two years. CAG is to receive 250,000 shares of common stock of SE Global as full consideration for these services.

Option Agreement. CAG will enter into a two year buy back option agreement with SE Global and Asia Net on close of the Transaction. Under the terms of the agreement CAG will have the option to acquire the securities brokerage business of SE Global. If the option is exercised, CAG will pay SE Global 5,000,0000 post consolidation shares of SE Global and assume the liabilities of the securities brokerage business of SE Global at the time of exercise of the option. The option is open for a two year period.

Risks Related to the Transaction

You Will Suffer Immediate and Substantial Dilution of Your Percentage Equity and Voting Interest. We will issue 341,500,000 shares of common stock to Asia Net, the parent company of AMMT-BVI, and related parties. The 341,500,000 shares will represent approximately 97% of the number of shares of common stock outstanding on close of the transaction. Accordingly, the Transaction will have the effect of substantially reducing the percentage equity and voting interest held by each of SE Global's existing stockholders.

Asia Net, AMMT-BVI's sole stockholder will be able to significantly influence us following the share issuance. The substantial ownership of common stock by AMMT-BVI's current stockholder, Asia Net, after the Closing of the Transaction will provide it with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by SE Global's stockholders. Following the closing of the Transaction, the ownership of common stock by Asia Net will represent approximately 97% of the outstanding shares of SE Global on close of the Transaction. This concentration of ownership of SE Global's common stock may make it impossible for other stockholders of SE Global to successfully approve or defeat matters which may be submitted for stockholder action. It may also have the effect of delaying, deterring or preventing a change in control of SE Global without the consent of the underlying Asia Net stockholders. In addition, sales of common stock by Asia Net to a third party may result in a change of control of SE Global.

SE Global has no prior experience in the fiber-optic or multi-media industry and AMMT-BVI had a limited history in this business.

SE Global has had no prior experience in this line of business. AMMT-BVI had a limited operating history prior to entering into this Transaction. SE Global is at the emerging stages of its new business plan. There can be no assurance that SE Global will be able to meet its objectives, or that it will operate at a profit in this line of business after closing the Transaction.

SE Global's future success will depend on public acceptance of cable services in the PRC.

If there is a lack of acceptance or slow growth of the cable industry in the PRC, the number of subscribers to our services and our revenues will be adversely affected. Our future results of operations will depend substantially upon the increased acceptance for payment for internet, television and other multi-media programming in the PRC.

It may be difficult to serve SE Global with legal process or enforce judgments against it or its new management.

A substantial portion of SE Global's assets will be located in the PRC on closing the proposed Transaction. In addition, four out of five of our proposed directors and officers are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of the PRC would enforce:

  judgments of United States courts against SE Global, its directors or officers based on the civil liability provisions of the securities laws of the United States or any state; or
  in original actions brought in the PRC, liabilities against non-residents or us based upon the securities laws of the United States or any state.

The PRC government could change its policies toward private enterprise or even nationalize or expropriate it, which could result in the total loss of SE Global's investment in that country.

SE Global's proposed business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in the PRC. Over the past several years, the PRC government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The PRC government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in the PRC's policies, laws and regulations or in its interpretation or its imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on SE Global's business. Nationalization or expropriation could even result in the total loss of SE Global's investment in the PRC and in the total loss of your investment.

Government control of currency conversion and future movements in exchange rates may adversely affect SE Global's operations and financial results.

In the event SE Global generates revenues in the PRC, SE Global expects to receive substantially all of its revenues in Renminbi, or RMB, the currency of the PRC. A portion of such revenues will be converted into other currencies to meet SE Global's foreign currency obligations. Foreign exchange transactions under SE Global's regulated Chinese capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures.

Since 1994, the conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People's Bank of China, which are set daily based on the previous day's PRC interbank foreign exchange market rate and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to U.S. dollars has generally been stable, but there is no assurance that the stability will continue. Our financial condition and results of operations may also be affected by changes in the value of certain currencies other than the Renminbi in which SE Global's earnings and obligations are denominated. In particular, an appreciation of the Renminbi is likely to decrease the portion of SE Global's cash flow required to satisfy our foreign currency-denominated obligations. Exchange rate fluctuations may adversely affect distributions from SE Global's investment in the PRC which are denominated in Renminbi, and the value of our investment in the PRC.

There can be no assurance that the total market capitalization of SE Global's common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of SE Global's common stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of SE Global's common stock (the "New Shares") after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of SE Global's common stock (the "Old Shares") outstanding before the reverse stock split. For example, based on the market price of SE Global's common stock on December 31, 2004 of $0.95 per share, there can be no assurance that the post-split market price of SE Global's common stock would be $1.90 per share or greater. Accordingly, the total market capitalization of SE Global's common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of SE Global's common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

SE Global's common stock could be adversely affected following a reverse stock split.

The market price of SE Global's common stock will also be based on SE Global's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of SE Global's common stock declines, the percentage decline as an absolute number and as a percentage of

SE Global's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of SE Global's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Certain Federal Income Tax Consequences

The following discussion is limited to the material federal income tax consequences of the proposed Transaction and does not discuss state, local, foreign tax consequences or all of the tax consequences that might be relevant to an individual stockholder of SE Global. SE Global has not sought an opinion as to the tax consequences of the Transaction, however, SE Global believes that the Transaction will qualify for federal income tax purposes as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). As such, SE Global will not recognize a gain or loss as a result of the Transaction. Nor will the stockholders of SE Global recognize a gain or loss.

You Are Urged to Consult Your Own Tax Advisor as to Specific Tax Consequences to You by the Transaction Including Tax Return Reporting Requirements and the Applicability and Effect of Federal, State, Local, Foreign and Other Applicable Tax Laws.

NO DISSENTER'S RIGHTS

Under the Minnesota Revised Statutes, you are not entitled to dissenter's rights in connection with:) the asset acquisition; amendment to SE Global's Articles of Incorporation to change the name of SE Global, reverse split of the issued and outstanding common stock or the recapitalization the authorized share capital of SE Global and SE Global will not provide stockholders with such a right.

INFORMATION CONCERNING SE GLOBAL

Business History of SE Global

SE Global was formed in Minnesota on June 20, 1972 under the name "Land Corporation of America, Inc." The Company changed their name to "Future Homes, Inc." on November 30, 1977, and then to "Future Technologies, Inc." on February 8, 1999. The Company has carried on business under the present name, "SE Global Equities Corp." since April 20, 2001.

SE Global was inactive until the acquisition of 100% of the issued and outstanding shares of SE Global Equities Inc. (a company incorporated in the Cayman Islands on October 30, 2000). The acquisition of all the issued and outstanding shares of SE Global Equities Inc. was completed on February 21, 2001 by a share exchange reorganization pursuant to which we issued a total of 12,873,944 shares of common stock to the stockholders of SE Global Equities Inc.

SE Global now carries on business primarily through its wholly-owned subsidiaries SE Global Equities, Inc., which maintains its corresponding office at Suite 1200, 777 West Broadway, Vancouver, British Columbia, Canada V5Z 4J7, SE Global Capital, Inc. (a California corporation incorporated on May 9, 2001), which maintains its business office at Suite 225, 21660 Copley Drive, Diamond Bar, California, and also through Global-American Investments Inc., which maintains its business office at 34167 Pacific Coast Highway, Suite D, Dana Point, California.

SE Global's Current Business

SE Global through its subsidiaries and affiliates is a provider of direct access trading software and financial resources for international investors. SE Global has offices in Walnut, California and Vancouver, British Columbia. SE Global's subsidiary, Global-American Investments, Inc., maintains a separate office in Dana Point, California. SE Global provides its customers with access to its global alliance network of 28 brokerage firms, 24 hours a day, covering 29 stock exchanges spanning five continents.

SE Global provides direct access trading software, SE Global TradeTM and SEG LiteTM, and market data through a formal licensing and worldwide distribution agreement with Direct Access Financial Corporation ("Direct Access"). SE Global pays a licensing fee to license the direct access trading software.

Users of the SE Global Trade and SEG Lite software open trading accounts directly with SE Global's subsidiary, Global-American Investments, Inc., which is a U.S. registered broker-dealer, or through any one of SE Global's alliance brokers. Those users of the software who choose to open accounts with Global-American Investments, Inc. or any of our alliance brokers are provided with direct access to the relevant broker. Unlike traditional web-based online brokers, direct access trading software enables the users to bypass middlemen and route trades directly to electronic communication networks (ECNs) and exchanges. SE Global Trade and SEG Lite route orders through channels that directly match buyers and sellers - unlike some web-based trading platforms which utilize local broker dealers who may sell orders to third parties, thereby potentially compromising both purchase price and speed of execution. Benefits of SE Global's direct access trading software include: swift trade execution and trade confirmation, and increased currency of available pricing information as a result of improved trade execution.

In late September 2001, SE Global launched a sophisticated data provider labeled Global Data TerminalTM ("GDT"). GDT is a low cost and efficient tool that enables investors to monitor securities on the Nasdaq, NYSE, AMEX, OPRA and CME exchanges in addition to ECNs in real time on their desktops.

The target market for GDT includes a broad range of individual investors, high net worth clients, proprietary traders, financial advisors, securities dealers and asset mangers located in North America and abroad. In particular, SE Global believes it has positioned GDT to meet the market information needs of overseas clients who require a data platform with sophisticated charting and tracking features, which is moderately priced. GDT provides an extensive range of live Level II quotes from multiple U.S. stock and derivative exchanges, comprehensive fundamental and technical analysis tools, portfolio management, price alerts and time and sales data. GDT subscribers may access SE Global Trade, without its trading capabilities, for a fixed monthly fee. Those GDT subscribers wishing to upgrade to the full direct access trading capabilities of SE Global Trade may do so by paying additional activation fees.

Substantially all of SE Global's revenues have consisted of brokerage commissions generated by Global American Investments, Inc. since its acquisition effective August 1, 2001. For the fiscal year ended December 31, 2003, we also generated modest revenues in the form of subscriptions and activation fees in the amount of $9,903.

Trades effected through Global-American Investments, Inc. are cleared by Computer Clearing Services, Inc. All U.S. registered broker dealers are required to become members of the Securities Investor Protection Corporation. This membership provides for $500,000 in coverage per customer (with a $100,000 cash limit).

Not all securities, products or services described are available in all countries, and nothing herein is an offer or solicitation of securities products and services in any jurisdiction where their offer or sale is not qualified or exempt from registration.

SE Global is still in the early stages as a viable commercial entity in the securities brokerage industry, and consequently its focus has been on the identification of market needs, the development of products and services to meet these needs, and the branding of our company and its products.

Marketing

The international active stock-trader segment is the key market segment that SE Global will focus upon. In particular, SE Global's strategy is to market the direct access stock-trading software through the following channels:

  a global network of brokerage firms with whom SE Global has strategic marketing alliances;
  joint venture and business-to-business alliances with websites and financial services providers;
  international agent representatives; and
  direct marketing to users through the Internet, print and multimedia.

Initially, SE Global's has been and continue to concentrate its marketing resources on its relationships with brokerage firms within our international network. Through SE Global's business development team, SE Global's marketing efforts are dedicated to generating agreements with these brokerage firms who will direct clients to SE Global Trade. As this network grows, SE Global anticipate that the brokerage firms will continue to be responsible for the majority of direct marketing costs.

Additionally, we continue to pursue and develop targeted marketing efforts through Internet marketing, targeted advertising, sponsorships, co-branding, trade shows, corporate videos, public relations and the development of collateral marketing materials. Together, these marketing elements are intended to attract software users, build market awareness, educate the investing public and develop brand name recognition

Competition

The market for brokerage services, particularly electronic brokerage services, is rapidly evolving and intensely competitive. SE Global encounter direct competition from numerous North American and other brokerage firms, many of which provide online brokerage services. These competitors include such brokerage firms as AmeriTrade Online Holdings Corp., Charles Schwab & Co., Inc., CSFBdirect, E*TRADE Securities, Inc., Fidelity Brokerage Services, Inc., and TD Waterhouse Securities, Inc. SE Global also encounter competition from established full-commission brokerage firms as well as financial institutions, mutual fund sponsors and other organizations, some of which provide or have announced that they intend to provide online brokerage services.

Governmental Regulation

Securities Regulations. SE Global is not a securities dealer in its own right and has not sought such registration. SE Global's customers are required to open trading accounts with the appropriate alliance brokers, who screen applicants for new trading accounts, and who provide trade execution and support services, in compliance with local regulatory requirements. All orders for U.S. securities placed through our SE Global Trade or SEG Lite branded software are processed through Global-American Investments, Inc.

Certain of SE Global's subsidiaries and affiliates are subject to various securities and commodities regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the jurisdictions in which they operate. Some subsidiaries are registered as broker-dealers and as investment advisers with the U.S. Securities and Exchange Commission. Certain of SE Global's subsidiaries and affiliates are also members of securities exchanges, as well as the National Association of Securities Dealers, Inc. ("NASD").

SE Global's primary U.S. broker-dealer subsidiary, Global-American Investments, Inc., is registered as a broker-dealer in 42 states and the District of Columbia. Global-American Investments, Inc. is subject to extensive regulation, including minimum capital requirements, which are promulgated and enforced by, among others, the Securities Exchange Commission, and various other self-regulatory organizations of which they are a member and the securities administrators of the 42 states and the District of Columbia. The Securities and Exchange Commission requires certain registered broker-dealers (including Global-American) to maintain records concerning certain financial and securities activities of affiliated companies that may be material to the broker-dealer, and to file certain financial and other information regarding such affiliated companies.

USA Patriot Act of 2001. In October 2001, the USA Patriot Act of 2001 was enacted in response to the terrorist attacks in New York, Pennsylvania and Washington D.C. which occurred on September 11, 2001. The Patriot Act is intended to strengthen U.S. law enforcement's and the intelligence communities' abilities to work cohesively to combat terrorism on a variety of fronts. The potential impact of the Patriot Act on financial institutions of all kinds is significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws and imposes various regulations, including standards for verifying client identification at account opening, and rules to promote cooperation among financial institutions, regulators and 1aw enforcement entities in identifying parties that may be involved in terrorism or money laundering.

Sarbanes-Oxley Act of 2002. On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002, or the SOA. SOA imposes a wide variety of new requirements on both U.S. and non-U.S. companies, that file or are required to file periodic reports with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934. Many of these new requirements will affect SE Global and its board of directors. For instance, under SOA SE Global is required to:

  form an audit committees in compliance with SOA;

  have SE Global's chief executive office and chief financial officer are required to certify its financial statements;

  ensure SE Global's directors and senior officers are required to forfeit all bonuses or other incentive-based compensation and profits received from the sale of SE Global's securities in the twelve month period following initial publication of any of SE Global's financial statements that later require restatement;

  disclose any off-balance sheet transactions as required by SOA;

  prohibit all personal loans to directors and officers;

  insure directors, officers and 10% holders file their Forms 4's within two days of a transaction;

  adopt a code of ethics and file a Form 8-K when ever there is a change or waiver of this code; and

  insure SE Global's auditor is independent as defined by SOA.

SOA has required us to review our current procedures and policies to determine whether they comply with the SOA and the new regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the SOA and will take whatever actions are necessary to ensure that we are in compliance.

Research and Development

Over the past two fiscal years, SE Global has spent no money on research and development activities.

Employees

SE Global currently has 12 employees. Of the 12 employees, one is the Chief Executive Officer, one is the Chief Financial Officer, two are in business development and marketing, three are in corporate administration, three are in operations, one is in compliance, and one is in technical support. SE Global expects it will add more employees and independent consultants if it successful in completing its proposed acquisition of the assets of AMMT-BVI.

Description of Property

SE Global rents a portion of the space leased by its majority stockholder CAG for approximately $2,500 per month. CAG leases approximately 3,526 square feet of office space located at Suite 1200, 777 West Broadway, Vancouver, British Columbia, Canada under a lease which expires on August 31, 2005. SE Global's portion of these premises house its principal executive offices.

Through SE Global's subsidiary, SE Global Capital, Inc. (formerly SE Global Direct, Inc.) SE Global leases approximately 3,000 square feet of office space located at Suite 222, 1569 Fairway Drive, Walnut, California, 91789 under a lease which expires on June 30, 2008 for a monthly rent of $3,000.

Through SE Global's subsidiary Global-American Investments Inc., SE Global leases approximately 500 square feet of office space located at 34167 Pacific Coast Highway, Suite D, Dana Point, California, under a month to month lease for a monthly rent of $600.

SE Global Subsidiaries

SE Global has two wholly-owned subsidiary companies at this time"

  Global-American Investments, Inc.

  SE Global Capital, Inc.

Legal Proceedings

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Market for SE Global's Common Equity and Related Stockholders Matters

Market Information. Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "SEGB". The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid prices for our common shares (obtained from Canada Stockwatch) for each full financial quarter for the two most recent full fiscal years were as follows:

Quarter Ended(1)	High	Low
December 31, 2004	$0.95	$0.17
September 30, 2004	$ 0.40	$0.14
June 30, 2004	$0.40	$0.14
March 31, 2004	$ 51	$0.30
December 31, 2003	$0.43	$0.21
September 30, 2003	$0.61	$0.22
June 30, 2003	$0.51	$0.15
March 31, 2003	$0.51	$0.16
Notes:
(1)	The quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders of Common Stock. As of February 7, 2005, there were 197 registered shareholders of SE Global's common stock.

Dividends. SE Global has never declared nor paid any cash dividends on its capital stock and does not anticipate paying cash dividends in the foreseeable future. SE Global's current policy is to retain any earnings in order to finance the expansion of its operations. SE Global's board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Minnesota Revised Statutes.

No Equity Compensation Plan. SE Global does not have an equity compensation plan and does not plan to implement such a plan.

Reports to Securities Holders. SE Global is required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a current report on Form 8-K.

You may read and copy any materials SE Global files with the Securities and Exchange Commission at their Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Financial Statements

Our audited financial statements of SE Global for the year ended December 31, 2003, can be found in pages F-1 to F-15 immediately following Item 14 below.

Our unaudited financial statements of SE Global for the quarter ended September 30, 2004, can be found in pages FF-1 to FF-15, immediately following our audited financial statements referred to above.

Management Discussion and Analysis

Overview.

General. SE Global and its subsidiaries and affiliates are primarily engaged in securities execution and clearance, securities brokerage, securities lending and borrowing and trading as a principal in equity and fixed income securities. All of these activities are highly competitive and are sensitive to many factors outside of SE Global's control, including volatility of securities prices and interest rates; trading volume of securities; economic conditions in the regions where SE Global or its subsidiaries and affiliates business; income tax legislation; and demand for financial services. Brokerage revenues are dependent upon the level of trading volume, which may fluctuate significantly, a large portion of SE Global's expenses remains fixed. Consequently, net operating results can vary significantly from period to period.

2004 Activities and Developments. During the year ended December 31, 2004 the Company received net cash advances from CAG of US $82,139 (2003 - $224,734). During the year ended December 31, 2003 CAG converted $500,000 of inter-corporate debt into 2,777,778 shares of the Company at $0.18 per share. As at February 2, 2004, US $82,928 was owed by SE Global to CAG (December 31, 2003 - $67,000 owed to CAG by SE Global.)

During the year ended December 31, 2004 the Company incurred management and consulting fees to Directors and Offices of the Company in the amount of $122,600 (2003 - $114,312). Included in the accounts payable are unpaid management fees of $43,000 owing to a Director of the Company.

2003 Activities and Developments. SE Global continues to add new clients to the client base of Global-American Investments Inc. that are prepared to actively trade in the equity markets. In 2003 the total number of new accounts increased by 21%. Also, Global-American Investments Inc.' asset and cash under management increased by 61% during this period. As the amount of asset and cash under management increases, more capital becomes available for stock trading when the equity markets improve. Global-American Investments Inc's trading volume is experiencing increases each month. From December 2002 to December 2003 the total number of stock equity trades increased by 117%. The positive stock market activities and the positive sentiments in the stock markets in the recent months should provide a basis for Global-American Investments Inc. to increase the client base of active direct stock traders even further. It is management's belief that SE Global is well positioned to enjoy significant increases in trading volume and the corresponding revenue stream.

On May 29, 2003, SE Global announced that Global-American Investments Inc. added a new branch office in Florida, USA. The new branch office has its own proprietary stock trading platform as well as its own existing active retail client base which has given Global-American Investments Inc. the ability to rapidly double its current trading volume.

On July 14, 2003, SE Global signed a letter of intent with a Canadian based firm, SE Global Securities Corp. ("SEG Canada"), to expand SEG's trading, financial and consulting services to institutional and retail clients in Canada. SEG Canada will have the exclusive rights, through a licensing arrangement with SEG, to use SEG's trademark and financial products and services in Canada. SEG Canada is currently in the process of obtaining a securities license with the provincial regulatory bodies in Canada. SEG Canada will provide Canadian investors and stock traders with cost effective and sophisticated tools to trade on major U.S. stock markets.

On July 21, 2003, SE Global entered into a non-binding letter of intent to acquire a broker-dealer based in New York. The broker-dealer has over US$80 million of client assets under management, and reported annual revenues of US$8.5 million in 2002. This transaction is subject to other material conditions present, due diligence results and final negotiation of financial and other terms to be contained in a contract that will supersede the letter of intent. By acquiring the New York based broker-dealer, SE Global will be in a position to negotiate lower clearing costs and receive larger volume discounts as well as creating many revenue opportunities within SE Global's group of related companies.

In September 2003, SE Global launched a Chinese language order routing platform for US securities. This platform provides international investors the ability to transact both equity orders and option orders on major US stock exchanges. SE Global has been providing a Japanese trading platform for the past few years, and with the addition of the Chinese trading platform, SE Global has positioned itself to gain a large market share of Asians wishing to invest and transact in US securities in their native language.

Results of Operations.

Fiscal Year Ended December 31, 2003 Compared to Fiscal Year Ended December 31, 2002

Revenue.

Total revenue for the fiscal year ended December 31, 2003 was $2,676,757 compared to revenues of $2,469,560 for the fiscal year ended December 31, 2002, an increase of 8%. The majority of SE Global's revenue for 2003 was derived from online direct access trading services and other related services provided through its subsidiary Global-American Investments, Inc. Revenue from online direct access trading services and other related services totalled $2,367,205 for the fiscal period ended December 30, 2003 compared to $2,469,560 for the fiscal period ended December 30, 2002. The majority of SE Global's revenue in 2002 from online direct access trading services was derived from retail clients whereas in 2003 the revenue from online direct access trading services was derived from a combination of wholesale (ie. institutional) and retail clients. During 2003 the wholesale client base was more active than the retail client base.

Global-American Investments, Inc. continues to add new clients to its client base that are prepared to actively trade in the equity markets. From December 31, 2002 to December 31, 2003 the total number of new accounts increased by 21%. Also, Global-American Investments, Inc.'s asset and cash under management increased by 61% during this period. As the amount of asset and cash under management increases, more capital becomes available for stock trading when the equity markets improve. Global-American Investments, Inc.'s trading volume is experiencing increases each month. From December 31, 2002 to December 31, 2003 the total number of stock equity trades increased by 117%. The positive stock market activities and the positive sentiments in the stock markets in the recent months should provide a basis for us to increase the client base of active direct stock traders even further, and thus increase SE Global's revenue accordingly.

SE Global also generated $309,552 in consulting fees during the fiscal period ended December 31, 2003. This consulting fee revenue is a new source of business activity for SE Global and is derived from consulting services provided to Asian companies that are interested in listing their companies on a North American stock exchange. The consulting fee revenue of $309,552 represents the net consulting fees earned for the fiscal period ended December 31, 2003.

SE Global's direct costs, consisting of trade clearing charges and quotation costs, were $1,720,578 for the fiscal ended December 31, 2003, compared to $1,275,270 for the fiscal year ended December 31, 2002. The increase in direct costs for the fiscal period ended December 31, 2003 was a result of incurring more costs to serve the wholesale client base. Commissions were paid to licensed brokers that assisted in generating the online direct access trading revenues from the wholesale clients.

Expenses. Total expenses decreased by $577,961, from $1,405,546 for the fiscal year ended December 31, 2002 to $827,585 for the fiscal year ended December 31, 2003, a decrease of 41%. Total expenses for the fiscal period ended December 31, 2002 included a non-cash stock compensation expense recovery of $300,800. If this $300,800 non-cash expense recovery was not included in the December 31, 2002 total expense figure then the total expenses would have been $1,706,346 for the fiscal period ended December 31, 2002 compared to $827,585 for the fiscal period ended December 31, 2003, a decrease of 51%. This substantial decrease in expenditures was a direct result of SE Global's cost control program that was initiated during the year. SE Global spent funds carefully on categories such as marketing and advertising that it felt would generate a direct benefit to the Company.

Management fees and salaries increased marginally by $10,083, or 2%, from $498,165 for the fiscal year ended December 31, 2002 to $508,248 for the fiscal year ended December 31, 2003. General and administrative costs for the fiscal year ended December 31, 2003 was $243,013 compared to $1,041,275 for the fiscal year ended December 31, 2002, a decrease of $798,262, of 77%. Professional fees for the fiscal year ended December 31, 2003 was $73,871 compared to $137,467 for the fiscal year ended December 31, 2002, a decrease of $63,596, or 46%. As a reflection of SE Global's cost cutting and cost control program the majority of the expenses decreased during the year.

SE Global generated an operating profit of $128,594 for the fiscal year ended December 31, 2003 compared to an operating loss of $211,256 for the fiscal year ended December 31, 2002. The operating loss for the fiscal year ended December 31, 2002 included a non-cash stock compensation expense recovery of $300,800. If this $300,800 non-cash expense recovery was not included in the December 31, 2002 operating loss then the operating loss would have been $512,056 for the fiscal year ended December 31, 2002 compared to an operating profit of

$128,594 for the fiscal year ended December 31, 2003.

Other Income. On May 30, 2003, SE Global sold its interest in two of its inactive subsidiaries, SE Global Equities Company Limited ("SEGHK") and SE Global Communications (Hong Kong) Limited ("SEGCHK"), to arm's-length parties for nominal consideration. The sale of SEGHK and SEGCHK to arm's-length parties relieved SE Global from $210,225 in debts owing to unsecured creditors, and accordingly, SE Global recognized a gain in the amount of $210,225 on the sale of SEGHK and SEGCHK.

Quarter Ended September 30, 2004 Compared to Quarter Ended September 30, 2003

The following discussion compares the financial results for the nine month period ended September 30, 2004 and September 30, 2003.

Results of Operations.

Nine month period ended September 30, 2004 compared to nine month period ended September 30, 2003

Revenue.  Brokerage commission revenue for the nine month period ended September 30, 2004 was $1,751,967 compared to revenues of $1,640,748 for the nine month period ended September 30, 2003, an increase of 7%. SE Global's direct costs, consisting of trade clearing charges, quotation costs and commissions, were $1,422,578 for the nine month period ended September 30, 2004, compared to $1,224,639 for the nine month period ended September 30, 2003. The increase in direct costs for the nine month period ended September 30, 2004 was a result of incurring more costs to serve the wholesale client base. Commissions were paid to licensed brokers that assisted in generating the online direct access trading revenues from the wholesale clients.

SE Global had other income of $63,268 for the nine month period ended September 30, 2004 compared to $298,203 for the nine month period ended September 30, 2003. Other income during the nine months ended September 30, 2004 was comprised of forfeited deposits from certain consulting contracts, while other income during the nine months ended September 30, 2003 was comprised primarily of consulting fees.

SE Global's ability to achieve profitability in the future will depend upon SE Global's ability to expand SE Global's brand awareness and client base, increase SE Global's global market presence and reduce its operating costs. In order to achieve these goals, SE Global will need to increase spending on marketing and enhance SE Global's cost control program.

Expenses.   Total expenses decreased from $626,935 for the nine month period ended September 30, 2003 to $582,017 for the nine month period ended September 30, 2004, a decrease of 7%. Management fees and salaries for the nine month period ended September 30, 2004 was $293,670, compared to $383,538 for the nine month period ended September 30, 2003, a decrease of 23%. General and administrative costs for the nine month period ended September 30, 2004 were $143,800, compared to $181,715 for the nine month period ended September 30, 2003, a decrease of 21%. Professional fees for the nine month period ended September 30, 2004 was $67,770 compared to $55,654 for the nine month period ended September 30, 2003, an increase of 22%. Also included in total expenses for the nine month period ended September 30, 2004 was a non-cash stock-based compensation expense of $64,000.

Other Income. On May 30, 2003, SE sold Global interest in two of its inactive subsidiaries, SE Global Equities Company Limited ("SEGHK") and SE Global Communications (Hong Kong) Limited ("SEGCHK"), to arm's-length parties for nominal consideration. The sale of SEGHK and SEGCHK to arm's-length parties relieved SE Global from $210,225 in debts owing to unsecured creditors, and accordingly, SE Global recognized a non-cash gain in the amount of $210,225 on the sale of SEGHK and SEGCHK.

SE Global generated a net loss of $189,360 for the nine month period ended September 30, 2004 compared to a net income of $297,602 for the nine month period ended September 30, 2003. Of the $189,360 net loss for the nine month period ended September 30, 2004, $64,000 was attributable to the non-cash stock-based compensation charge against income. Of the $297,602 net income for the nine month period ended September 30, 2003, $210,225 was attributable to the non-cash gain on sale of subsidiaries.

Stock-Based Compensation Expense. A $64,000 non-cash stock-based compensation expense was realized for the nine month period ended September 30, 2004. No non-cash stock-based compensation expense was incurred for the nine month period ended September 30, 2003.

Liquidity and Capital Resources. As at September 30, 2004, SE Global had $181,274 in cash on hand (comprised of $139,294 of unrestricted cash and $41,980 of clearing deposit).  In comparison, as at December 31, 2003 SE Global had cash on hand of $324,871 (comprised of $267,891 of unrestricted cash and $56,980 of clearing deposit). The unrestricted cash is available for general working capital purposes while the clearing deposit is held by the trade clearing house.

For the nine month period ended September 30, 2004, SE Global expended, before depreciation and non-cash stock-based compensation, approximately $58,000 per month to operate SE Global's business, compared to approximately $69,000 per month for operation of SE Global's business for the nine month period ended September 30, 2003. Areas of significant expenditure include management fees, salaries and benefits, professional fees, rent and office costs.

To achieve SE Global's goals and objectives for the next nine months, SE Global plans to raise additional capital through private placements of SE Global's equity securities, proceeds received from the exercise of outstanding options, continued financing from SE Global's majority shareholder, CAG, and, if available on satisfactory terms, debt financing.

SE Global plans to use any additional funds that SE Global might be successful in raising for marketing and advertising, as well as for strategic acquisition of existing businesses that complement SE Global's market niche, and general working capital purposes.

If SE Global is unsuccessful in raising any of the planned debt or equity financing, SE Global's ability to seek and consummate strategic acquisitions to build SE Global's company internationally, and to expand SE Global's business development and marketing programs will be adversely effected. However, SE Global expects that it will have sufficient funds to meet SE Global's corporate overhead and ongoing operational expenses during the next three months assuming that revenues in SE Global's wholly-owned subsidiary, Global-American Investments Inc., continue to grow at an average rate of 5% per month with the addition of new accounts, and assuming that we successfully control SE Global's ongoing costs. SE Global anticipates that Global-American Investments, Inc.'s generated cash flow from operations will contribute to SE Global's overall cash operating needs in the future.

Capital Expenditure Commitments. Capital expenditures during the nine month period ended September 30, 2004 amounted to $27,364. SE Global does not anticipate any more significant purchase or sale of equipment over the next three months.

Strategic Acquisitions. In July 2004, SE Global entered into an agreement to acquire 90% of the issued and outstanding shares of Fidelity Asset Management Inc. ("FAM"), a broker-dealer based in Huntington Beach, California, for $10,000. FAM is a NASD registered full service broker-dealer in good standing with the regulatory bodies. The acquisition of FAM was completed and effectively closed, as agreed to by all parties to the transaction, on October 1, 2004. The Company is awaiting final NASD approval for the acquisition of FAM.

On July 22, 2004 the Company announced a planned acquisition of the business operations of CPY Holdings LLC ("CPY"), a broker-dealer based in Fremont, California. A new company, SE Global Capital (San Jose) Inc. ("SEGCSJ"), will be established to acquire the business operations of CPY. The Company will issue 130,000 restricted shares of the Company's common stock to the shareholders of CPY, and CPY will transfer its existing client base, future revenue streams and selected assets into SEGCSJ. SE Global will own 60% of SEGCSJ and the CPY shareholders will own the remaining 40% of SEGCSJ. The 130,000 restricted shares will be held in escrow and released subject to achieving certain revenue milestones. This transaction is subject to material conditions precedent, due diligence results, and final negotiation of financial and other terms, as well as NASD approval.

Significant Accounting Policies

Revenue recognition. Securities transactions and related revenues and expenses are recorded on a trade date basis. Commission revenues are recorded on a settlement date basis. Consulting fees are recorded in accordance with the terms of consulting agreements when collection is reasonably assured.

Stock-based compensation. In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended December 31, 2002.

SE Global has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

Off-Balance Sheet Arrangements

SE Global does not have any significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to its stockholders.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

SE Global has had no disagreements with its accountants on accounting or financial disclosures.

INFORMATION CONCERNING AMMT-BVI

History of AMMT-BVI

Asia Multi-Media Technology Services Holdings Limited ("AMMT-BVI") was incorporated under the laws of British Virgin Islands on December 3, 2004. It is owned by Asia Network Technologies Limited ("Asia Net"). Major shareholders of Asia Net are:

  Sun Media Investment Holdings Ltd. ("Sun Media") (50% ownership), a media investment company that was founded between 1998 and 1999 by the popular Chinese TV program host Ms. Yang Lan and her husband Dr. Bruno Wu;
  Mr. Huang Zhiping (37.5% ownership); and
  Mr. Ma Jiankai (12.5% ownership)

Mr. Huang Zhiping and Mr. Ma Jiankai are two individual PRC based citizens.

AMMT-BVI has 100% ownership of an advanced fiber-optic network in the PRC, and access to premium content assets and associated companies which it will deliver through its network to businesses, organizations and local service providers. The network is a 32,440 kilometer two-core national IP protocol fiber optic network serves 440 cities in the PRC. The network includes 370 ground stations, and supports 10 G/bs multimedia transmission, upgradeable to 20 G/bs in its second phase. AMMT-BVI acquired 100% interest in this fiber optics network in December 2004. It is our intent to leverage this physical network of AMMT-BVI with the content assets and alliances of associated companies to our new Board of Directors.

General Description of Business of AMMT-BVI

AMMT-BVI was formed to provide communications and information technology services with an emphasis on wideband fiber optic services that support the delivery of premium business, medical, news, consumer, and entertainment content to network businesses, organizations and local service providers. SE Global on closing of the asset acquisition agreement and related transactions will take over the assets of AMMT-BVI and its proposed business outlined in this section.

AMMT-BVI's intent was to utilize its 10 Gb/s fiber-optic network in a "2 + 2 + 6" multimedia service offering, whereby:

  2 Gb/s is intended to be a dedicated channel for broadband multimedia content from AMMT-BVI partner, Pacific Internet. Pacific Internet is Asia's largest teIco-independent Internet service provider by geographical reach. AMMT-BVI proposed to facilitate Pacific Internet's service entry into the PRC;
  2Gb/s would offer online gaming content from AMMT-BVI content partners. AMMT-BVI held several discussions with gaming content providers prior to entering the proposed Transaction with SE GLobal;
  1Gb/s was to be directed towards each of six further content "channels" requiring normal graphics bandwidth:
    Finance Network;
    English Education Network;
    Medical and Hospital Network;
    Corporate Learning Network;
    Music Network; and
    Consumer Network

AMMT-BVI's business plans were at the early stages of development. On completion of the Transaction it is anticipated SE Global will work towards maximizing the potential use of AMMT-BVI's fiber-optic network and the industry contacts of the new board of directors in the PRC.

Industry Overview

Over 87 million people resident in the PRC currently use the internet, of whom only 22 million are using DSL broadband. The PRC has surpassed Japan to become the world's second largest internet market. According to public official estimates of the Beijing Multimedia Industry Association, by 2010 the multimedia industry section output in the PRC will exceed 1500 billion Renminbi ("RMB", becoming the largest industrial sector in the national economy of the PRC. Over the last ten years a number of high-speed local area fiber optic networks have been built to support bandwidth-intensive applications in the PRC. Large monopoly carriers such as China Netcom have invested hundreds of millions of dollars in fiber optic networks to provide massive backbone network capacity. AMMT-BVI's own fiber optic network was initiated by the PRC government in 1996 and has been completed by the Guangzhau Military Telecom Support unit and a leading private civilian telecom company.

Media rich technologies such as the Internet, virtual private networks ("VPNs"), broadband ADSL access and digital television have all experienced rapid user growth rates in the PRC. Management of AMMT-BVI expect market growth of these technologies in the PRC to expand as rapid pace due to the large population base and relatively low internet penetration rate. The PRC has already outstripped Korea with the largest number of broadband internet connections in Asia.

Business Strategy

AMMT-BVI was formed to leverage its broadband fiber optic network by offering targeted multimedia content to its prospective PRC client base. In addition to utilizing its own fiber optic network, AMMT-BVI expects to be able to access to an additional 14,584 km of optical metropolitan area networks ("MAN") situated in 163 cities across 30 provinces in the PRC. MANs complete the "last mile" connection from these backbone networks such as AMMT-BVI's fiber optic network to the end users. These potential end users would include businesses located primarily in commercial buildings, hospitals, schools, and residential buildings.

AMMT-BVI also expects that it will be able to access satellite transmission and reception capabilities through Shanghai VSAT Network System Co. Shanghai VSAT Network Systems Co. was established and invested in by Shanghai Scientific-Tech Investment Holdings and Shanghai Administration of Post & Telecom.

AMMT-BVI intends to build on its alliance with Sun Media and its access to a wide variety of media content offerings and marketing resources. AMMT-BVI will seek out multimedia content suitable to the broadband format offered by its main network. This multimedia content is expected to include such things as internet services, gaming content, and content channels offering financial, educational, medical, hospitality, corporate learning, music and consumer offerings.

Description of Products and Services

AMMT-BVI is at the concept stage in business development. The following are a list of the initial services and products that AMMT-BVI intended to provide and which SE Global on close of the Acquisition will work towards implementing:

Gaming Channel. AMMT-BVI intends to deliver broadband game content from a number of partners to be identified. Management of AMMT-BVI estimates there are approximately 20 million regular online users of free and fee based online games. They believe there is an established trend fo migration from offline computer games to free online games to fee-based online games among users. There are approximately 80 broadband "experience" games online. AMMT-BVI would like to capture part of that market in the PRC.

Finance Channel. Through Sun Media, AMMT-BVI has access to a number of business multimedia content assets and alliances ranging from media print circulation, online financial portals, and stock trading forums and platforms. AMMT-BVI intends to build on these relationships to establish a finance channel.

English Learning Channel. Management of AMMT-BVI believes the PRC is the world's largest and fastest growing English as a second language market. At any one time, millions of PRC children, teenagers and adults are studying English. English language study is also led by corporations and government organizations. The city of Beijing alone, plans to produce 400,000 English speakers in time for the Beijing Olympics in 2008. Sun Media has major interests in two English language content suppliers who management believes will be willing to contribute content to AMMT-BVI's English learning channel:

E-Learning. AMMT-BVI plans to establish a wide range of online educational services with third party content providers.

Medical Channel. The focus of this channel would be in providing tele-medicine and medical learning content to hospitals across the PRC. In addition to PRC generated content, AMMT-BVI hopes to be able to offer medical knowledge transfer from reputable US content providers in real-time interactive teaching sessions and access to an archive of multimedia learning materials.

Corporate Learning Channel. AMMT-BVI plans to offer a wide range of client based corporate training. These materials may include the delivery of job training materials to service workers, and other skills and human resource development materials. This channel would also be available for corporations to undertake networked meetings, multimedia presentations, investor relations and online collaborative groupwork through secure network channels.

Music Channel. This channel would be a fee based music downloading service for the PRC and include a an online music storefront.

Consumer Channel. This channel will provide a range of product and lifestyle content for use by supermarkets, retail businesses, and consumers.

Principal Suppliers

AMMT-BVI anticipates that its principal suppliers to the company will be companies and individuals who can supply the various multi-media materials the company is looking for to build its value added service broadband channels. Management of AMMT-BVI expects the company will enter into joint venture and direct purchase agreements with these suppliers. AMMT-BVI also anticipates that it will enter into a number of agreements in the future regarding its existing fiber optic cable system to maintain its existing network and possibly expand this network to increase AMMT-BVI's coverage and capacity.

Sales and Marketing.

AMMT-BVI plans on focusing its sales and marketing efforts to specific niche users of broadband services. These marketing efforts will be completed through third party agents as various direct sales and direct marketing techniques.

Initial sales efforts will concentrate in one test market at a time as products and services are introduced. This allows AMMT-BVI to beta test the products and services to work out any bugs in these products or services as well as judge the effectiveness of its marketing campaign before rolling the product or service out on a nationwide basis

AMMT-BVI also intends to market a number of its product offerings, such as its proposed Corporate Learning Channel and Medical Channel, directly to corporations, government, military and hospitals.

As part of its sales efforts and customer retention campaign, AMMT-BVI will establish an Internet web site where information about its products and services can be found. The web site will provide customers with a mechanism to request additional information on products and services and allow the customer to quickly identify and obtain contact information for their regional sales representative. Information on the web site will also contain information regarding AMMT-BVI's joint venture multi-media partners.

Competition

AMMT-BVI competes with other cable, telecommunication and satellite service providers in virtually all aspects of its business, including broadband multimedia services, broadband and other Internet-related services, and business and data communications services (AMMT-BVI's six proposed content channels). All of AMMT-BVI's principal competitors in the PRC are cable and telecommunication carriers wholly or majority-owned by the PRC government. AMMT-BVI also faces intense competition from foreign cable, satellite and telecommunications service providers in our service region, where AMMT-BVI intends to serve both business and retail customers.

Research and Development

AMMT-BVI's research and development requirements are primarily fulfilled by its 100% owned PRC domestic subsidiary Shanghai Tongzhen Network Technology Limited which is further serviced by Shanghai Lanxin Network Technologies Limited. AMMT-BVI's relationship with these two companies ensures that optimum services levels and continuing network upgrade and development is constant. These research and development activities are focused primarily on operational planning and development of value-added services. Both companies are leading network technology providers in the PRC and have 40 dedicated network maintenance teams across the PRC.

Proprietary Rights

SE Global, AMMT-BVI and Asia Net, regard their intellectual property rights, such as copyrights, trademarks, trade secrets, practices and tools, as important to the success of the combined company. To protect their intellectual property rights, SE Global intends to rely on a combination of trademark and copyright law, trade secret protection, confidentiality agreements and other contractual arrangements with their employees, affiliates, clients, strategic partners, acquisition targets and others. Effective trademark, copyright and trade secret protection may not be available in every country in which the combined company intends to offer its services. The steps taken by SE Global, AMMT-BVI to protect their intellectual property rights may not be adequate. Third parties may infringe or misappropriate the combined company's intellectual property rights or the combined company may not be able to detect unauthorized use and take appropriate steps to enforce its rights. In addition, other parties may assert infringement claims against the combined company. Such claims, regardless of merit, could result in the expenditure of significant financial and managerial resources. Further, an increasing number of patents are being issued to third parties regarding money and debit card processes. Future patents may limit the combined company's ability to use processes covered by such patents or expose the combined company to claims of patent infringement or otherwise require the combined company to seek to obtain related licenses. Such licenses may not be available on acceptable terms. The failure to obtain such licenses on acceptable terms could have a negative effect on the combined company's business.

Management of AMMT-BVI believes that AMMT-BVI's products, trademarks, and other proprietary rights do not infringe on the proprietary rights of third parties and that Sun Media has licensed proprietary rights from third parties.

Employees

As of February 7, 2005, AMMT-BVI has not employees. Instead, it depends on its Board of Director and third party contractors to maintain and advance its business interests. Management of AMMT-BVI anticipates that SE Global on close of the transaction will hire employees and third party contractors as needed to advance its business. AMMT-BVI believes its future success will depend in large part on its ability to attract, train and retain highly skilled technical, sales, marketing and customer support personnel.

Description of Property

AMMT-BVI's corporate headquarters is located in a 4,670 square foot facility at Suite 2101-2103, Shanghai Times Square Office, 93 Huai Zhong Road, Shanghai 200031 and 22/f Sino Favour Centre 1 On Yip Street, Chai Wan Hong Kong. These facilities are currently provided free of charge by Sun Media to AMMT-BVI.

AMMT-BVI's key physical assets include: its 100% interest in a brand-new, fully-functional 32,440km two-core national IP protocol fiber optic network serving 440 cities in the PRC. With 370 ground stations, the network supports 10 G/bs multimedia transmission, upgradable to 20 Gb/s in its second phase, and DWDM Optical Transmission Devices Systems mainly supplied by Israel ECI Telecom. Construction was initiated in 1996 by the Chinese government, and was completed by the Guangzhou Military Telecom Support Unit, and a leading private civilian telecoms facilities company, Shanghai Lanxin Network Technology Limited. Overall management believes the AMMT-BVI network ranks #2 overall in reach and technical facilities, behind only the network of state telecoms giant, China Telecom.

Selected Financial Data

AMMT-BVI is currently having its auditors prepare its audited financial statements. Audited financial statements for AMMT-BVI and Pro Forma financial statements of SE Global and the business of AMMT-BVI combined are expected to be ready for filing at the time of the closing of the asset acquisition agreement.

Market for AMMT-BVI's Common Equity and Related Stockholders Matters

Market Information. The Common Stock of AMMT-BVI is not listed on a public market.

Holders of Common Stock. As of February 7, 2005, AMMT-BVI had one stockholder, Asia Network Technologies Limited ("Asia Net"), holding one share of common stock of AMMT-BVI. Sun Media and its associated companies hold 50% of Asia Net. The remaining 50% is held by Messrs. Huang Zhipig (37.5%) and Ma Jiankai (12.5%).

Dividend Policy. AMMT-BVI has not declared or paid any cash dividends since inception and does not intend to pay any cash dividends in the foreseeable future.

No Equity Compensation Plan. AMMT-BVI does not have an equity compensation plan.

Reports to Securities Holders. AMMT-BVI is currently not required to file annual, quarterly and special reports, Proxy Statements and other information with the SEC as it is not registered under the Securities Act of 1934.

Legal Proceedings

Neither AMMT-BVI or its parent company Asia Net, is a party to any material legal proceeding, nor to the knowledge of AMMT-BVI or Asia Net, is any such proceeding threatened against it or any of its subsidiaries.

Changes and Disagreements with Accountants

AMMT-BVI has had no change in, or disagreements with its principal independent accountant since its inception.

ELECTION OF DIRECTORS

Information Concerning Existing Board of Directors

The current officers of SE Global will resign their positions with SE Global at the closing of the Transaction and the five new directors will be elected by the stockholders pursuant to this Proxy Statement. The current directors and officers of SE Global are as follows:

Name	Age	Position	Since

Hong-Yip Yow	32	President, Chief Operating Officer and Director	Jan. 6, 2004
Toby Chu	44	Chief Executive Officer, Chairman and Director	Feb. 20, 2001
Prithep Sosothikul	46	Director	Feb. 21, 2001
G. David Richardson	53	Director	Feb. 21, 2001
Sukanya Prachuabmoh	53	Director	Feb. 21, 2001

Hong-Lip Yow, President, Chief Operating Officer and Director. Mr. Yow has over seven years of experience in the direct access securities field with a proven track record in early stage high growth companies, distinguished leadership skills and extensive industry-wide contacts. Since joining SE Global as Senior Vice President in 2001, Mr. Yow has contributed greatly to the company's rapid growth. Mr. Yow successfully developed and guided entry strategies for new markets both domestically and internationally, facilitated key corporate initiatives designed to reduce or consolidate expenses, and continues to introduce new firms and clients to the company's order routing platform. Before joining SE Global, Mr. Yow served as a Director of Marketrade.com, a California-based direct access securities firm. During his two-year tenure at Marketrade.com, Mr. Yow was a significant contributor to the company's dramatic growth in both international and domestic markets and played a critical role in reengineering systems as the company went through a successful procedure restructuring. Prior to this, Mr. Yow worked at Bluestone Securities, in both the trading and customer services divisions. Mr. Yow received his Bachelor of Economics degree from the University of California.

Toby Chu, Chief Executive Officer, Chairman and Director. Mr. Toby Chu has been the President, CEO, and a Director of SE Global since it was founded in 1999. Since 1986, Mr. Toby Chu has also been the President, CEO, and Director of Capital Alliance Group Inc, a Canadian listed company, and parent company of SE Global Equities Corp. Mr. Chu also serves on the Board of Directors for 9 other privately and publicly held companies in Canada, United States, Hong Kong, the PRC and Switzerland. Mr. Chu has an extensive experience in business management and administration particularly in the areas of Initial Public Offering, Reverse Take Over, Merger Acquisition, Corporate Finance and Venture Capital.

Prior to his involvement with Capital Alliance Group, Mr. Chu was the operations manager of a major food distribution company and was also a director of three other computer-related companies that grossed over $25 million in 1992. In 1993, Mr. Chu was awarded the honor of "Top 40 Business People Under the Age of 40'" by the Business in Vancouver newspaper. He guided one of Capital Alliance Group's former subsidiaries, ANO Office Automation, to become the "33rd Fastest Growing Company out of 100 Companies in Canada" (PROFIT magazine - 1993), and guided Capital Alliance Group to become one of the "Top 100 Public Companies in Vancouver" ranked by Business in Vancouver Newspaper in 1994. Mr. Chu was nominated for the Ernst & Young Chartered Accountants and Montreal Trust sponsored Entrepreneur of the Year Award and made the short-list as one of the top 30 finalists among 300 nominees across Canada. Over the past two decades, Mr. Chu has founded, merged or acquired over twenty companies in a wide range of industry sectors including: information technology, Internet personnel services, academic and career education, marketing media, securities and investments. These companies currently have a business presence in Canada, United States, Thailand, Hong Kong, the PRC and the Middle East.

Prithep Sosothikul, Senior Vice President - South Asia and Director. Mr. Sosothikul earned his Bachelor of Science degree in Computer Science at the University of Missouri at Rolla. Mr. Sosothikul is a well-known business executive in Thailand with extensive contacts throughout Southeast Asia's IT industry including Singapore, Cambodia, India, Laos, Malaysia and the Philippines. Mr. Sosothikul completed his studies in the United States and returned to Thailand in 1980. Since his return to Thailand, he has worked for major international corporations such as Loxley Public Co., Ltd., the Seacon Group, Datamat Public Company Ltd., HCL, and Perot Systems of Singapore. For three years, he served as the president and executive director of Datamat Public Company Ltd. of Bangkok, Thailand. During these years, he guided Datamat in its international expansion plan and doubled their annual revenue from $65 million CAD to over $130 million CAD. Among other accomplishments, Mr. Sosothikul was the founder and managing director of Seacon Co. Ltd. He was also responsible for establishing corporate and marketing policies for Seacon Center, the fifth largest shopping center in the world, and the largest in Asia. He is also a Director of various private and public companies in Thailand with total revenue exceeding CDN$150 million dollars.

G. David Richardson, Director. Prior to becoming President of Investor First Financial Inc., Mr. Richardson worked with his family's business, James Richardson and Sons, Limited which was founded in 1857.

Concurrent with and supporting his experience with the family enterprise, Mr. Richardson was actively involved in government lobby activities. He was a founding member and director of the Asia Pacific Foundation and was co-leader in various government trade missions to Asia while on the Board of the Canada China Trade Council.

Mr. Richardson has served as director on many boards during the past 25 years as well as having been a past member of numerous charities and philanthropic activities. He is currently a Director Emeritus of Ducks Unlimited, Director of Novus Telecom Group Inc., and Director of International Kodiak Resources Inc. Mr. Richardson was elected to the Board of Capital Alliance Group Inc., the parent company of SE Global Equities, in August 1999 and joined the Board of SE Global in February 2001.

Sukanya Prachuabmoh, Director. Ms. Sukanya Prachuabmoh was appointed to Family Court Judge of Thailand in 1999 by his majesty the King, Rama 9. In addition to her experience in the public service sector, Ms. Prachuabmoh is an established businessperson who has business interest in market sectors ranging from banking, real estate, food, entertainment, and technology. Ms. Prachuabmoh is the Chairperson for Bovis (Thailand) Company Limited, a company specializing in the construction of airports, hospitals, schools, theaters, arenas, and offices. The Bovis Company spans 100 years of history, 36 countries, and six continents. Ms. Prachuabmoh is also Chairperson of the Datamat Public Company Limited, with business focus on computer system integration sales and servicing relating to major system installations. In addition, Ms. Prachuabmoh is a Director of the Rattanakonsin Institute of Technology, a fully accredited institution that focuses on medicine, computer science, engineering, and business management.

Information Concerning Nominees

The following nominees of Asia Net are expected to become executive officers and directors of SE Global at the closing of the Transaction.

Name	Age	Expected Position

Bruno Wu	39	Executive Chairman and Director
John Zongyang Li	49	Chief Executive Officer and Director
Cannie Kit-Ying Leung	42	Chief Financial Officer and Director
Chauncey Shey	47	Director
Jianzhong Ni	46	Director

The following describes the principal occupation of each proposed officer and director:

Mr. Bruno Wu, Executive Chairman. Mr. Bruno Wu is the cofounder and Executive Chairman of Sun Media Investment Holdings Ltd. (SMIH), one of the leading private media groups in the PRC. Sun Media Investment Holdings Ltd. currently holds investment interests in 11 media related companies in Asia and its portfolio includes 31 magazine titles, 3 newspapers, 10 broadcasting television channels, 3 websites and various equity stakes in internet, multimedia products, education and college, sports and racing, and music and entertainment. SMIH currently operates in 15 cities across 9 counties and regions.

Prior to SMIH, Mr. Wu was the Chief Operating Officer from June 1998 to February 1999 of ATV, one of the two free-to-air networks in Hong Kong. He drastically improved ATV's performance ratings and financial standings.

From 2001 to 2002, Mr. Wu was also the co-chairman of SINA Corporation, the world's largest Chinese internet media company. Mr. Wu received his Diploma of Studies in French Civilization from the University of Savoie, France in 1987, and graduated with a Bachelor of Science in Business Administration-Finance from Culver-Stockton College in Missouri in 1990. He later received his Master of Arts in International Affairs from Washington University, Missouri in 1993, and in 2001, he received his Ph.D. from the International Politics Department of College of Law, Fudan University, Shanghai, PRC.

Mr. Wu is a member of the international council of Museum of Television and Radio in New York and Los Angeles, and a member of both the International Council and the Foundation of The International Academy of Television Arts and Sciences USA, the organization that issues the annual International Emmy Award. In 2003, Mr. Wu was appointed as the Chairman of the iEMMYs Festival for a term of two years. Mr. Wu is also a trustee of the Board of Foreign Affairs University of China, the cradle of Chinese diplomats. In October 1998, Mr. Wu received the Super Media Star Award issued by Hong Kong - Macau Distinguished Person's Society.

Mr. John Zongyang Li, Chief ExecutiveOfficer. Mr. John Li is the President and Chief Investment Officer of Sun Media Investment Holdings Ltd. Concurrently, he also serves as the Executive Director and Chief Financial Officer of Panpac Media Group in Singapore.

Prior to his current positions, Mr. Li served in two Hong Kong listed companies as Executive Director and Executive Deputy Chief Executive Officer of Sun Media Group, and Deputy Chairman and Acting Chairman of Leadership Publishing Group. Mr. Li also worked for 10 years with Framlington Investment Management Company Ltd., a leading investment management company in London, where he served as a Senior Fund Manager and the Head of the Asia Pacific region. Mr. Li holds a Bachelor degree in Economics from Peking University, and a Master of Business Administration degree from Middlesex University Business School in London. He is a founding member of the Society of Hong Kong Economy in Beijing.

Ms. Cannie Kit-Ying Leung, Chief Financial Officer. Ms. Cannie Leung is the Chief Financial Officer of Sun Media Investment Holdings Ltd. (SMIH) and the Observer Star Global Publishing Holdings Ltd. (OS Group). Before joining SMIH and OS Group, Ms. Leung served as the Financial Controller for Mitsui O.S.K. in its European regional finance office in London from 2000 to 2002, and was the European Regional Accounting Manager of Shimizu (UK) Ltd. in London from 1994 to 2000. She holds a BA (Honours) in Accounting and Finance from Middlesex University Business School of London, and is a Fellow of Association of Certified Chartered Accountant (UK).

Mr. Chauncey Shey, Director. Mr. Chauncey Shey is the president and CEO of Softbank China Holding, and the managing partner of Softbank China Venture Capital (SBCVC). He is a co-founder and Director of UTStarcom Inc. (NASDA: UTSI), and served as UTStarcom's Executive Vice-President from 1995 to July, 1999. From 1991 to 1995, Mr. Shey was Executive Vice-President of StarCom Network Systems Inc., a telecom equipment provider; and Executive Vice President of StarCom Products Inc., a consulting business that develops software products and provides expertise in the fields of computers and telecommunications. From 1990 to 1991, Mr. Shey was a consultant to ATandT Bell Labs, and from 1986 to 1990, he was with DGMandS, a telecom software company. He holds a B.S. in Electrical Engineering from Shanghai Jiao Tong University and an M.S. in Computer Science from the State University of New York.

Mr. Jianzhong Ni, Director. Mr. Jianzhong Ni is the Deputy Chairman and General Secretary of China Mobile Communications Association (CMCA), and is the Founding Director of the Internet Society of China. He is a member of the Importing Censoring Committee for web-gaming for the Cultural Ministry of China, the Executive Director of SMS Site United Information Center, and the Executive Director of Beijing Fan Asia-Pacific Economy Institute. He has also served as a consultant for the Sino-Japan Economic Forum held by the Ministry of Economy and the Trade and Industry of Japan; a consultant for the Sino-Japan Mobile Communication Technologies Forum held by the Ministry of Public Management of Japan; a consultant for the Sino-Korea Mobile Communications Association; and a consultant of the Hong Kong Chinese Communications General Chamber of Commerce. Mr. Ni graduated from Department of Chinese and Literature of Zhejiang University (formerly known as Hangzhou University).

No Audit, Nominating and Compensation Committees

The board of directors does not have an audit committee, nominating committee or compensation committee or any committees performing similar functions. In the future, SE Global intends to establish audit, compensation and nominating committees and adopt such other corporate governance functions as it believes appropriate and necessary for the protection of investors. Currently, each of these functions is being performed by the board of directors as a whole, none of whom are independent. Each committee, when established, will have a majority of independent directors.

SE Global currently has no independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market (although SE Global's Common Stock is not listed there), nor will SE Global have any independent directors following the appointment of the new directors. SE Global intends to form a nominating committee in the future. At that time, it will adopt a nominating committee charter. At this time, SE Global does not have any policy with regard to the consideration of any director candidates recommended by security holders. SE Global believes that the establishment of such a policy is within the purview of a nominating committee. Similarly, SE Global does not have any specific qualifications for membership on the nominating committee or for a nominee to the board of directors at this time, although it expects that the nominating committee may implement such policies in the future and it is for this reason that SE Global does not know whether there will be any difference in the manner in which the nominating committee will evaluate nominees to be a director based on whether the nominee is recommended by a security holder or otherwise. The directors listed above represent persons selected by Asia Net as part of the asset acquisition agreement and negotiated with prior management of SE Global. At this time, SE Global does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees to the board of directors. SE Global has not received any requests from any security holder recommending any nominees to its board of directors.

Information Concerning Current Board of Director Operations

All directors were in attendance at board and stockholder meetings held by SE Global during the last fiscal year. SE Global does not have a written policy with regard to board members' attendance at annual meetings.

The current board of directors of SE Global will be replaced on closing the Transaction with a new slate of directors selected by Asia Net. No member of the current board of directors has refused to stand for re-election or is choosing to resign as a result of a disagreement with SE Global related to its operations, policies or practices.

Although SE Global does not currently have a process for security holders to send communications to the board of directors, SE Global believes that such communication is an important corporate governance step and it intends to implement such a process as soon as practicable.

Executive Compensation.

Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. No amounts have been paid to directors of SE Global in such capacity since inception. Officers and directors of SE Global are reimbursed for any out-of-pocket expenses incurred by them on behalf of SE Global. As of February 7, 2005, executive of SE Global have not received any compensation, either directly or indirectly for their services as directors and executive officers of SE Global. Executive compensation is subject to changes concurrent with SE Global's requirements.

CONTINUED ON NEXT PAGE

The following table summarizes the compensation paid to our President and Chief Executive Officer during the last three complete fiscal years. No other officer or director received annual compensation in excess of $100,000 during the last three complete fiscal years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen- sation
		Salary	Bonus	Other Annual Compen- sation	Awards		Payouts
					Securities Under Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts
Toby Chu CEO and Director(1)	2004 2003 2002	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	100,000(5) 100,000(3) Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Hong-Yip Yow President(2)	2004 2003 2002	USD $68,600 USD $57,600 USD $40,200	Nil Nil Nil	Nil Nil Nil	50,000(4) Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Notes:
(1)	Mr. Chu was appointed President, Chief Executive Officer and a director of SE Global on February 20, 2001. Mr. Chu stepped aside as President of SE Global to make room for Mr. Hong-Lip Yow to step into that position. Mr. Chu remains CEO and has been appointed to the position of Chairman.
(2)	Mr. Yow was appointed President of SE Global of January 6, 2004.
(3)	Mr. Chu was granted options to purchase 100,000 common shares in the capital of SE Global, pursuant to our 2001 Stock Option Plan. The options are exercisable at a price of $0.28 per share and expire on June 12, 2008.
(4)	Mr. Yow was granted options to purchase 50,000 common shares in the capital of SE Global, pursuant to our 2004 Stock Option Plan. The options are exercisable at a price of $0.33 per share and expire on February 2, 2009.
(5)	Mr. Chu's company, Concordia Financial Management Corp., was granted optioned to purchase 100,000 common shares in the capital of SE Global, pursuant to our 2004 Stock Option Plan. The options are exercisable at a price of $0.33 per share and expire on February 2, 2009.

The following table sets forth the annual salary for each executive officer of SE Global which will be in effect as of the Closing of the Transaction:

Name	Office	Annual Salary 2005 (projected)

Bruno Wu	Executive Chairman	To be determined.(1)(2)
John Zongyang Li	Chief Executive Officer	To be determined (1)(2)
Cannie Kit-Ying Leung	Chief Financial Officer	To be determined (1)(2)

Notes: (1)	The definitive compensation of SE Global officers will be determined by the Board of Directors of SE Global post-Closing of the Transaction.
(2)	Excluding any performance bonuses earned as discussed below.

Board of Directors Report on Executive Compensation

The Board of Directors of SE Global will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of SE Global. The goals of SE Global are to align compensation with business objectives and performance and to enable SE Global to attract, retain and reward executive officers and other key employees who contribute to the long-term success of SE Global. SE Global will provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied to performance, incentive bonuses are available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants. In addition, SE Global may set up a pension plan or similar retirement plans.

SE Global has no pension, health, annuity, insurance, profit sharing or similar benefit plans. SE Global will not assume any and all pension, health, annuity, insurance, profit sharing or similar benefit plans in place by AMMT-BVI at the Closing of the Transaction.

Stock Options/SAR Grants.

The following grants of stock options or stock appreciation rights were made during the fiscal year ended December 31, 2004 to our named executive officers:

Options Granted to Our Named Executive Officers
in the Year Ended December 31, 2004

Name	Number of Shares of Common Stock Underlying Options Granted	% of Total Options Granted(1)	Exercise or Base Price ($/Share)	Expiration Date
Toby Chu	100,000	25%	$0.33	February 2, 2009
Hong-Yip Yow	50,000	12.5%	$0.33	February 2, 2009
Note:
(1)	The total number of options to purchase common shares granted to employees/consultants/officers/directors during the fiscal year ended December 31, 2004 was 200,000.

Value of the Options Granted in the Year Ended December 31, 2004

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares of Common Stock Underlying Unexercised Options as December 31, 2004 Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2004 Exercisable / Unexercisable(1)
Toby Chu	Nil	Nil	100,000	33,000(2)
Hong-Yip Yow	Nil	Nil	100,000	33,000(2)
Note:
(1)	The closing bid price on December 31, 2004 was $0.33.
(2)	The closing bid price on December 31, 2004 was $0.95 giving a value of unexercised in the money options as of December 31, 2004 of $95,000 each.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Toby Chu	Nil	Nil	Nil	Nil
Hong-Yip Yow	Nil	Nil	Nil	Nil

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Compensation of Directors

No cash compensation was paid to any of SE Global's directors for the director's services as a director during the fiscal year ended December 31, 2004. SE Global has no standard arrangement pursuant to which its directors are compensated for their services in their capacity as directors except for the granting from time to time of incentive stock options. The board of directors may award special remuneration to any director undertaking any special services on behalf of SE Global other than services ordinarily required of a director. Other than indicated below, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments in the last two years.

On June 13, 2003, SE Global granted an aggregate of 120,000 options to purchase common shares in the capital of our company to four (4) of our directors and 100,000 options to purchase common shares in the capital of SE Global to a director who is also an officer of SE Global. The options are exercisable at a price of $0.28 per share and expire on June 12, 2008.

Employment Contracts and Termination of Employment or Change of Control

There are no compensatory plans or arrangements, including payments to be received from SE Global, with respect to anyone which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with SE Global or its subsidiaries, or any change in control of SE Global, or a change in the person's responsibilities following a changing in control of SE Global; whether the value of such compensation exceeds $100,000 per executive officer.

Familial Relationships

SE Global's Chief Executive Officer and the Chief Financial Officer are brother-in-laws.

Significant Employees

SE Global does not have any employees who are not executive officers, but who are expected to make a significant contribution to SE Global's business.

Involvement in certain legal proceedings

During the past five years, none of SE Global's directors, or  persons nominated to become a director, or executive officer, promoter or control person:

a.	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;
b.	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
c.	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
d.	as found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

SE Global does not have an audit committee financial expert serving on the Board of Directors or an audit committee. The current board of directors of SE Global did not believe that the addition of such an expert would add anything meaningful to its company at this time. They also thought it would be unlikely that they would be able to attract an independent financial expert to serve on SE Global's Board of Directors at this stage of the company's development.

Under the applicable SEC standards, an audit committee financial expert means a person who has the following attributes:

  understanding of generally accepted accounting principles and financial statements;
  ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;
  understanding of internal controls and procedures for financial reporting; and
  understanding of audit committee functions.

The SEC has only recently introduced the requirement to disclose whether a company has an independent financial expert on its audit committee. This requirement was one of the rule changes implemented as a result the Sarbanes Oxley Act introduced in August 2002. SE Global expects its new board of directors to revisit this issue once it has completed the Transaction.

Certain Relationships and Related Transactions

Other than disclosed below or otherwise in this document have been no transactions by SE Global within the last two years where a director, officer or shareholder of SE Global, had a direct or indirect interest

During the year ended December 31, 2003, Capital Alliance Group Inc. received net cash advances from us of $202,340. During the period ended December 31, 2002, Capital Alliance Group Inc. received net cash advances from us of $41,273, and paid or incurred expenses on our behalf of $39,988. The amounts paid or incurred on our behalf by Capital Alliance Group

Inc. have been included in determining our net losses for the years ended December 31, 2002 and December 31, 2003, as follows:

	December 31, 2002	December 31, 2003

Consulting	$ -	$ _______
General and administrative	$ 39,988	$ _______

	$ 39,988	$ _______

Amounts due to Capital Alliance Group Inc. are presently non-interest bearing and have no specific terms of repayment.

During the year ended December 31, 2004 the Company received net cash advances from CAG of US $67,639 (2003 - $224,734). During the year ended December 31, 2003 CAG converted $500,000 of inter-corporate debt into 2,777,778 shares of the Company at $0.18 per share. As at February 2, 200, US $67,678 was owed by SE Global to CAG (December 31, 2003 - $67,000 owed to CAG by SE Global).

During the year ended December 31, 2004 the Company incurred management and consulting fees to Directors and Officers of the Company in the amount of $91,700 (2003 - $114,312). Included in accounts payable are unpaid management fees of $43,000 owing to a Director of the Company.

Amounts due to and from related parties are unsecured, non-interest bearing and have no specific terms of repayment.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires SE Global's directors and executive officers and persons who own more than 10 percent of a registered class of SE Global's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of SE Global. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish SE Global with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 supplied to SE Global, none of the officers, directors or 10 percent stockholders of SE Global were delinquent in any necessary filings under Section 16(a).

Code of Ethics

SE Global intends to adopt a code of ethics in 2005 that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. SE Global intends to post the text of our code of ethics on its website at www.seglobal.com in connection with our "Investor Relations" materials. In addition, SE Global intends to promptly disclose (1) the nature of any amendment to our code of ethics that applies to SE Global's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of SE Global's code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on SE Global's website in the future. SE Global does not currently have a code of ethics as this is a new regulatory requirement and SE Global is examining the various form and contents of other companies written code of ethics, discussing the merits and meaning of a code of ethics to determine the best form for SE Global.

Indemnification

The Minnesota Business Corporations Act Section 302A.521 contain provisions for indemnification of the officers and directors of SE Global. The Bylaws of SE Global allow Directors, officers, committee members, and other persons have the rights to indemnification provided by Section 302A.521 of the Minnesota Business Corporations Act and law amendatory thereof and supplementary thereto.

The officers and directors of SE Global are accountable to the stockholders of SE Global as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling SE Global's affairs.

A stockholder may be able to institute legal action on behalf of himself and all other similarly situated stockholders, to recover damages where SE Global has failed or has refused to observe the law. Stockholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Stockholders who have suffered losses in connection with the purchase or sale of their interest in SE Global, due to a breach of fiduciary duty by an officer or director of SE Global in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from SE Global.

SE Global may not be liable to its stockholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of SE Global in most cases for any liability suffered by them or arising out of their activities as officers and directors of SE Global, if they had not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action that they would have except for this limitation in the Articles of Incorporation and By-laws. SE Global has been advised that, it is the position of the SEC that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Exchange Act of 1934, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

SE Global may also purchase and maintain insurance on behalf of directors and officers, insuring against any liability asserted against such persons incurred in the capacity of director or officer or arising out of such status, whether or not SE Global would have the power to indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 or the Securities and Exchange Act of 1934 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INDEPENDENT ACCOUNTANTS

SE Global's current auditor is the firm of Dale Matheson Carr-Hilton LaBonte. During the past two years there have been no changes in, or disagreements with, accountants on accounting and/or financial disclosure.

WHERE YOU CAN FIND MORE INFORMATION

SE Global files annual, quarterly and special reports, Proxy Statements and other information with the SEC. You can read and copy any materials that SE Global files with SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows SE Global to "incorporate by reference" the information it files with them, which means that SE Global can disclose important information to you without re-printing the information in this Proxy Statement by referring you to prior and future filings with the SEC. The information SE Global incorporates by reference is an important part of this Proxy Statement. Subsequent information that SE Global files with SEC will automatically update and supersede this information.

SE Global incorporates by reference the following documents filed by SE Global pursuant to the Securities Exchange Act of 1934 any future filings SE Global makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act pertaining to this Proxy Statement. You may request a copy of these filings (other than an exhibit to any of these filings unless SE Global has specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning SE Global at the following address:

SE Global Equities Corp.
PO Box 297

1142 S. Diamond Bar Blvd.

Diamond Bar, CA 91765

Tel: 604-871-9909

You should rely only on the information SE Global has provided or incorporated by reference in this Proxy Statement or any supplement. SE Global has not authorized any person to provide information other than that provided here. SE Global has not authorized anyone to provide you with different information. You should not assume that the information in this Proxy Statement or any supplement is accurate as of any date other than the date on the front of the document.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements for the year ended December 31, 2003 and 2002 F-1 to F-15

Unaudited Quarterly Financial Statements for the period ended September 30, 2004 FF-1 to FF-10

SE GLOBAL EQUITIES CORP.

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

(Expressed In United States Dollars)

INDEPENDENT AUDITORS' REPORT

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statement of Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

DALE MATHESON CARR - HILTON LABOBTE C H A R T E R E D A C C O U N T A N T S	Partnership of: Alvin F. Dale, Ltd. Robert J. Matheson, Inc.	Robert J. Burkart, Inc. Peter J. Donaldson, Inc. Fraser G. Ross, Ltd.	James F. Carr-Hilton, Ltd. R.J. LaBonte, Ltd.

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of SE Global Equities Corp.

We have audited the consolidated balance sheets of SE Global Equities Corp. as at December 31, 2003 and 2002 and the consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows and the changes in stockholders' equity for the years then ended.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has incurred substantial losses in developing its business.and has a limited history of profitable operations The Company anticipates that additional external funding may be required to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Dale Matheson Carr-Hilton LaBonte"

CHARTERED ACCOUNTANTS

Vancouver, B.C.
January 27, 2004

A MEMBER OF MMGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS AND BUSINESS ADVISORS
Vancouver Offices:	Suite 1700 - 1140 West Pender Street, Vancouver, B.C., Canada , V6E 4G1 Tel: 604-687-4747 ∙ Fax: 604-687-4216
Suite 610 - 938 Howe Street, Vancouver, B.C., Canada , V6Z 1N9 Tel: 604-682-2778 ∙ Fax: 604-689-2778
Surrey Office:	Suite 303 - 7337 - 137th Street, Surrey, B.C., Canada , V3W 1A4 Tel: 604-572-4586 ∙ Fax: 604-572-4587

SE GLOBAL EQUITIES CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2003	December 31, 2002

ASSETS
CURRENT
Cash	$ 267,891	$ 35,413
Accounts receivable	78,090	46,694
Prepaid expenses and deposits	13,725	19,513
	359,706	101,620
FIXED ASSETS	-	2,453
DUE FROM RELATED PARTIES (Note 6)	-	28,637
RESTRICTED CASH (Note 3)	-	80,730
CLEARING BROKER DEPOSIT	56,980	36,980
	$ 416,686	$ 250,420

LIABILITIES
CURRENT
Accounts payable	$ 277,627	$ 372,322
Loan payable (Note 4)	100,000	-
Current portion of capital lease obligation (Note 3)	-	43,333

	377,627	415,655
DUE TO PARENT COMPANY (Note 6)	8,000	682,425
	385,627	1,098,080

COMMITMENTS AND CONTINGENCIES (Notes 1 and 11)

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

CAPITAL STOCK (Note 5)
Common stock $.01 par value; 100,000,000 shares authorized
17,583,740 (2002 - 14,735,962) shares issued and outstanding	175,837	147,359
ADDITIONAL PAID IN CAPITAL	4,795,709	4,284,287
DEFICIT	(4,940,487)	(5,279,306)
	31,059	(847,660)
	$ 416,686	$ 250,420

The accompanying notes are an integral part of these consolidated financial statements.

SE GLOBAL EQUITIES CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31

	2003	2002

REVENUES
Brokerage commissions	$ 2,367,205	$ 2,469,560
Consulting fees	309,552	-
	2,676,757	2,469,560
Direct costs	1,720,578	1,275,270

NET REVENUES	956,179	1,194,290
EXPENSES
Depreciation	2,453	29,439
Consulting - stock based compensation (recovery) (Note 5)	-	(300,800)
General and administrative	243,013	1,041,275
Management fees and salaries	508,248	498,165
Professional fees	73,871	137,467

	827,585	1,405,546

INCOME BEFORE OTHER ITEM	128,594	(211,256)

GAIN ON SALE OF SUBSIDIARIES (Note 7)	210,225	-

INCOME (LOSS) BEFORE INCOME TAXES	$ 338,819	$ (211,256)
INCOME TAXES
Current	(115,198)	-
Recovery of deferred tax assets	115,198	-

	$ 338,819	$ (211,256)

BASIC NET INCOME (LOSS) PER SHARE	$ 0.02	$ (0.01)

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING	17,583,740	14,657,655

The accompanying notes are an integral part of these consolidated financial statements.

SE GLOBAL EQUITIES CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDER' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
	Common shares
	Number	Amount	Additional Paid in Capital	Common share Subscriptions	Deficit	Accumulated other comprehensive income (loss)	Total

Balance, December 31, 2001	14,464,962	$144,649	$ 4,442,777	$ 67,500	$ (5,068,050)	$ -	$ (413,124)
Issued for stock options at $0.57 per share	136,000	1,360	76,160	-	-	-	77,520
Issued for cash at $0.50 per share	135,000	1,350	66,150	(67,500)	-	-	-
Stock based compensation recovery	-	-	(300,800)	-	-	-	(300,800)
Net loss for the year	-	-	-	-	(211,256)	-	(211,256)
Balance, December 31, 2002	14,735,962	147,359	4,284,287	-	(5,279,306)	-	(847,660)
Issued for stock options at $0.57 per share	70,000	700	39,200	-	-	-	39,900
Issued on settlement of advances from CAG	2,777,778	27,778	472,222	-	-	-	500,000
Net income for the year	-	-	-	-	338,819	-	338,819

	17,583,740	$175,837	$ 4,795,709	$ -	$ (4,940,487)	$ -	$ 31,059

The accompanying notes are an integral part of these consolidated financial statements

SE GLOBAL EQUITIES CORP.
CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31

	2003	2002

Cash flows from operating activities
Net income (loss) for the year	$ 338,819	$ (231,256)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities
- depreciation	2,453	29,439
- stock-based compensation (recovery)	-	(300,800)
- gain on sale of subsidiaries	(210,225)	-
- accounts receivable	(2,759)	56,220
- prepaid expenses	5,788	(19,513)
- accounts payable	123,531	229,770

CASH FROM (USED IN) OPERATING ACTIVITIES	257,607	(236,140)

Cash flows from investing activities
- broker deposit	(20,000)	-

CASH FROM (USED IN) investing activities	(20,000)	-
Cash flows from financing activities
- restricted cash	80,730	115,116
- loan advances	100,000	-
- capital lease obligation repayments	(43,333)	(104,199)
- advances (to) from parent company and related parties	(682,425)	21,767
- issue of common shares	539,899	77,520
Cash from (USED IN) financing activities	(5,129)	110,204
Increase (DECREASE) in cash and cash equivalents	232,478	(125,936)

Cash and cash equivalents, Beginning of year	35,413	161,349

Cash and cash equivalents, End of year	$ 267,891	$ 35,413

Supplemental cash flow information: Refer to Notes 5 and 9.

The accompanying notes are an integral part of these consolidated financial statements.

SE GLOBAL EQUITIES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company offers a software platform that provides electronic low cost order routing of U.S. securities through a licensed U.S. securities broker-dealer to investors throughout most of the world.  All order routing and support services are provided by the individual alliance broker in compliance with local regulatory requirements.  Global-American Investments, Inc. ("GAI"), a subsidiary of SE Global Equities Corp., is a U.S. licensed securities broker-dealer.  GAI provides a wide range of brokerage services in the United States.

Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continued operations of the Company and the recoverability of the carrying value of its assets is dependent upon the ability of the Company to maintain profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. To date, the Company has incurred losses since inception totaling $4,940,487, had a working capital deficit of $25,921 at December 31, 2003 and has a limited history of profitable operations.

There can be no assurance that capital will be available as necessary to meet the Company's working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected. Given the Company's limited profitable operating history, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, which include SE Global Capital, Inc. (originally incorporated as SE Global Direct, Inc.), a company incorporated on May 11, 2001 in the State of California and SE Global Equities Inc., and GAI. The Company also has one subsidiary, SE Global Investment Company Limited, which is inactive and has no assets, liabilities or operations. On May 30, 2003 the Company sold its interest in two of its non-operating subsidiaries, SE Global Equities Company Limited and SE Global Communications (Hong Kong) Limited, to arms-length parties for nominal consideration (see Note 7). All significant intercompany balances and transactions have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for the periods that the financial statements are prepared. Actual amounts could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents consists of cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Financial instruments

The Company's financial instruments include cash and cash equivalents, accounts payable and capital lease obligations. The fair values of these financial instruments approximate their carrying values. The fair value of the Company's capital leases is estimated based on market value of financial instruments with similar terms. Management believes that the fair value of the debt approximates its carrying value.

Revenue recognition

Securities transactions and related revenues and expenses are recorded on a trade date basis. Commission revenues are recorded on a settlement date basis. Consulting fees are recorded in accordance with the terms of consulting agreements when collection is reasonably assured.

Net earnings (loss) per common share

Basic earnings (loss) per share includes no dilution and is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net earnings (loss) per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company. The accompanying presentation is only of basic net earnings (loss) per share as the potentially dilutive factors are anti-dilutive to basic net earnings (loss) per share.

Foreign currency transactions

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and capital asset accounts are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the consolidated income statement.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if the future deductibility is uncertain.

Stock-based compensation

In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended December 31, 2002 and the required disclosures have been made below.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

The following table illustrates the pro forma effect on net income (loss) and net income (loss) per share as if the Company had accounted for its for stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 5:

		December 31, 2003	December 31, 2002

Net income (loss) for the year	As reported	$ 338,819	$ (211,256)
SFAS 123 compensation expense	Pro-forma	(76,800)	-

Net income (loss) for the year	Pro-forma	$ 262,019	$ (211,256)

Pro-forma basic net income (loss) per share	Pro-forma	$ 0.02	$ (0.01)

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

Comprehensive income is defined as the change in equity from transactions, events and circumstances, other than those resulting from investments by owners and distributions to owners. Comprehensive income to date consists only of the unrealized gains and losses resulting from translation of the foreign currency financial statements of certain of the Company's subsidiaries. As at December 31, 2003 all such gains and losses have been realized.

Recent accounting pronouncements

In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 has not had any impact on the Company's financial position or results of operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Such standard requires costs associated with exit or disposal activities (including restructurings) to be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. SFAS No. 146 nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146, a liability related to an exit or disposal activity is not recognized until such liability has actually been incurred whereas under EITF Issue No. 94-3 a liability was recognized at the time of a commitment to an exit or disposal plan. The provisions of this standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 has not had any impact on the Company's financial position or results of operations.

On April 30, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The new guidance amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group ("DIG") process that effectively fequired amendments to SFAS No. 133, and decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative that contains financing components. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company adopted SFAS 149, as required, on July 1, 2003 with no material impact on its financial statements.

In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 does not affect the Company's financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting for Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 clarifies the requirements for a guarantor's accounting for, and disclosure of, certain guarantees issued and outstanding. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation also incorporates without reconsideration the guidance in FASB Interpretation No. 34, which is being superseded. The adoption of FIN 45 will not have a material effect on the Company's financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletins ("ARB") No. 51, Consolidated Financial Statements ("FIN 46"). Fin 46 applies immediately to variable interest entitles created after January 31, 2003, and in the first interim period beginning after June 15, 2003 for variable interest entities created prior to January 31, 2003. The interpretation explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. The interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. The adoption of FIN 46 will not have a material effect on the Company's financial statements.

NOTE 3 - CAPITAL LEASE OBLIGATION

SEGHK entered into a Master Lease Agreement with GE Capital (Hong Kong) Limited dated June 30, 2000. Under the terms of the agreement, GE Capital agreed to finance the acquisition of computer equipment and software for $293,694. As security for the lease agreement GE Capital required that the Company deposit $300,000 with GE Capital, which renewed every three months and earned interest at approximately 5% per annum. These funds remained on deposit until the expiration of the lease, June 1, 2003. During the year ended December 31, 2003 the balance of funds on deposit were drawn down to make the monthly lease payments, and $33,357 was returned to the Company at the end of the lease.

NOTE 4 - LOAN PAYABLE

The $100,000 loan was received on August 25, 2003, bears interest at a rate of 12% per annum, payable monthly, and matures on August 31, 2004. A conversion feature was added on October 20, 2003 which allows the loan amount to be converted into shares of the Company at a price of $0.30 per share. Upon conversion of the loan the holder will also receive share purchase warrants entitling the holder to purchase 333,333 shares of the Company at a price of $0.40 per share for a two year period. The Company may repay the loan during the term of the loan with a penalty equivalent to three months of interest. An agent's fee of $8,000 was paid on the loan.

NOTE 5 - CAPITAL STOCK

On July 8, 2003, the Company issued 2,777,778 shares of its capital stock in settlement of $500,000 of debt owed to its parent company Capital Alliance Group Ltd.("CAG").

October 2001 Stock Option Plan

Effective October 10, 2001, the Company adopted The 2001 Stock Option Plan (the "2001 Plan") allowing for the awarding of options to acquire shares of the Company's common stock. The 2001 Plan allows for Non-qualified Stock Options to be awarded to employees, officers, directors and consultants of the Company and for Incentive Stock Options to be awarded to employees of the Company. The maximum number of options issuable under this plan cannot exceed 2,500,000 of which a maximum of 700,000 can be Incentive options. The incentive options must be granted at a minimum of market value of the Company's common stock and for a term not to exceed 5 years. Unless otherwise determined, the Incentive options will vest to the holder as follows: 30% six months following the award date, 40% twelve months following the award date and 30% eighteen months following the award date. The non-qualified options vest immediately, must be granted at a minimum of 85% of the market value of the Company's common stock and for a term not to exceed 10 years. In January 2004 the Company adopted a new Stock Option Plan (See Note 10.)

Effective October 10, 2001 the Company awarded a total of 2,150,000 non-qualified options at a price of $0.57 under the 2001 Plan to certain employees, officers, directors and consultants of the Company and certain of its subsidiaries. Of these options, 940,000 are deemed to be a modification of options granted under the original Plan and as such are subject to variable accounting in accordance with the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"). Of these options, 1,530,000 were granted to employees, officers and directors at less than market value of the Company's common stock with a total intrinsic value, being the excess of the quoted market price of the common stock over the exercise price at the date the options are granted, of $153,000. In addition, 940,000 of these options are subject to variable accounting in accordance with FIN 44 resulting in additional compensation expense as at December 31, 2001 of $206,800. The remaining 620,000 options were granted to consultants and have been accounted for as required by SFAS No. 123 by applying the fair value method using the Black-Scholes option pricing model assuming a dividend yield of 0%, a risk-free interest rate of 5%, expected option life of five years and an expected volatility of 174%, resulting in additional compensation expense of $396,800 which was recorded in 2001.

During the period ended March 31, 2002 the Company recognized a recovery of $300,800 in connection with the 940,000 options subject to variable accounting resulting from a decline in the market value of the Company's common stock. During the year ended December 31, 2003, 150,000 of the stock options that are subject to variable accounting expired.

NOTE 5 - CAPITAL STOCK (cont'd)

On June 13, 2003 a total of 320,000 stock options were granted to employees, officers and directors at an exercise price of $0.28, exercisable for a term of five years. The fair value of these stock options was estimated at grant date using the Black-Scholes option-pricing model applying the market value per share and the risk-free interest rate in effect at the grant date of 3%, 193.60% volatility and an expected life of six years (see Note 2).

The following table summarizes the Company's stock option activity:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Balance, December 31, 2001	2,070,000	$ 0.57	4.78 years
Exercised	(136,000)	0.57
Expired/cancelled/granted	-	-

Balance, December 31, 2002	1,934,000	$ 0.57	3.78 years
Exercised	(70,000)	0.57
Expired/cancelled/granted	(380,000)	0.57
Granted	320,000	0.28

Balance, December 31, 2003	1,804,000	$ 0.51	3.14 years

NOTE 6 - RELATED PARTY TRANSACTIONS

Included in accounts payable are unpaid management fees of $43,000 owing to a Director of the Company. These amounts are non-interest bearing and have no stated terms of repayment.

During the year ended December 31, 2003 CAG received net cash advances from the Company of $202,340 (2002 - $41,273), and CAG paid or incurred expenses on behalf of the Company of $39,988 in 2002. During the year ended December 31, 2003 CAG converted $500,000 of inter-corporate debt into 2,777,778 shares of the Company at $0.18 per share (see Note 6). As at December 31, 2003 $Nil was owing from the Company to CAG (December 31, 2002 - $682,425 was owing from the Company to CAG).

During the year ended December 31, 2003 the Company incurred management and consulting fees to Directors of the Company in the amount of $148,329 (2002 - $147,795).

NOTE 7 - GAIN ON SALE OF SUBSIDIARIES

On May 30, 2003 the Company sold its interest in two of its non-operating subsidiaries, SE Global Equities Company Limited ("SEGHK") and SE Global Communications (Hong Kong) Limited ("SEGCHK"), to arm's-length parties for nominal consideration. The sale of SEGHK and SEGCHK to arm's-length parties relieved the Company from $210,225 in debts owing to unsecured creditors, and accordingly, the Company has recognized a gain in the amount of $210,225 on the disposition of SEGHK and SEGCHK.

NOTE 8 - INCOME TAXES

A reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

	December 31, 2003	December 31, 2002

Federal Income Tax Rate	34.0%	34.0%
Effect of valuation allowance	(34.0%)	(34.0%)

Effective Income Tax Rate	-	-

A reconciliation of current income taxes at statutory rates with the reported taxes is as follows:

	Year ended December 31, 2003	Year ended December 21, 2002

Income (loss) before income taxes	$ 338,819	$ (211,256)
Current income taxes (recovery)	$ 115,198	$ (71,827)
Non-cash management fees	-	(102,272)
Unrecognized (recognized) benefits of non-capital losses	(115,198)	174,099

Total current income taxes (recovery)	$ -	$ -

The tax effects of temporary differences that give rise to significant components of future income tax assets and liabilities are as follows:

	2003	2002
Future income tax assets:
Operating losses available for future periods	$ 31,000	$ 500,000
	31,000	500,000
Valuation allowance	(31,000)	(500,000)

Net future income tax asset (liability)	$ -	$ -

The Company has incurred operating losses of approximately $31,000 which, if unutilized, will expire through 2022. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited profitable operating history. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded. The Company has not recorded a tax provision for the current period as sufficient tax loss carryforwards are available to offset any income which may be subject to income taxes.

NOTE 9 - SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

	Year ended December 31, 2003	Year ended December 31, 2002
Cash paid during the period for:
Interest	$ -	$ -
Income taxes	-	-

On July 8, 2003, the Company issued 2,777,778 shares of its capital stock in settlement of $500,000 of debt owed by it to CAG.

NOTE 10 - SUBSEQUENT EVENTS

January 2004 Stock Option Plan

Effective January 22, 2004, the Company adopted the 2004 Stock Option Plan (the "2004 Plan") allowing for the awarding of options to acquire shares of the Company's common stock. The 2004 Plan allows for Non-qualified Stock Options to be awarded to employees, officers, directors and consultants of the Company and for Incentive Stock Options to be awarded to employees of the Company. The maximum number of options issuable under this plan cannot exceed 2,500,000 of which a maximum of 700,000 can be Incentive options. The incentive options must be granted at a minimum of market value of the Company's common stock and for a term not to exceed 5 years. Unless otherwise determined, the Incentive options will vest to the holder as follows: 30% six months following the award date, 40% twelve months following the award date and 30% eighteen months following the award date. The non-qualified options vest immediately, must be granted at a minimum of 85% of the market value of the Company's common stock and for a term not to exceed 10 years.

NOTE 11 - PROPOSED ACQUISITION

On July 14, 2003, the Company entered into a non-binding letter of intent to acquire a broker-dealer based in New York. This transaction is subject to other material conditions precedent, due diligence results and final negotiation of financial and other terms to be contained in a contract that will supercede the letter of intent. The terms of acquisition as contemplated in the letter of intent will require the Company to pay $400,000 and issue a sufficient number of shares of the Company's common stock representing an estimated fair value of $800,000.

SE GLOBAL EQUITIES CORP.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

(Unaudited)

CONSOLIDATED Balance Sheets

INTERIM CONSOLIDATED Statements of Operations

INTERIM CONSOLIDATED Statements of Cash Flows

Notes to INTERIM CONSOLIDATED Financial Statements

SE GLOBAL EQUITIES CORP.
CONSOLIDATED BALANCE SHEETS

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS

CURRENT
Cash and cash equivalents	$ 139,294	$ 267,891
Accounts receivable	53,384	78,090
Prepaid expenses and deposits	18,358	13,725
	211,036	359,706
DUE FROM PARENT COMPANY (Note 5)	-	67,000
FIXED ASSETS (Net of depreciation)	27,364	-
CLEARING BROKER DEPOSIT	41,980	56,980
	$ 280,380	$ 483,686

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$ 207,003	$ 352,627
Loan payable (Note 3)	100,000	100,000

	307,003	452,627

DUE TO PARENT COMPANY (Notes 5 and 6)	67,678

	374,681	452,627

GOING CONCERN CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

CAPITAL STOCK (Note 4)
Common stock $.01 par value; 100,000,000 shares authorized
17,583,740 (2003 - 17,583,740) shares issued and outstanding	175,837	175,837
ADDITIONAL PAID IN CAPITAL	4,859,709	4,795,709
DEFICIT	(5,129,847)	(4,940,487)

	(94,301)	31,059

	$ 280,380	$ 483,686

The accompanying notes are an integral part of these interim consolidated financial statements.

SE GLOBAL EQUITIES CORP.
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
REVENUES
Brokerage commissions	$ 461,997	$ 613,518	$ 1,751,967	$ 1,640,748
Direct costs	356,446	447,131	1,422,578	1,224,639

	105,551	166,387	329,389	416,109
Consulting and other income	375	142,205	63,268	298,203
	105,926	308,592	392,657	714,312

EXPENSES
Consulting - stock based compensation	-	-	64,000	-
Depreciation	-	-	-	2,453
General and administrative	42,226	58,297	143,800	181,715
Interest and bank charges	3,808	2,651	12,777	3,575
Management fees and salaries	95,251	168,859	293,670	383,538
Professional fees	28,832	29,415	67,770	55,654

	170,117	259,222	582,017	626,935

INCOME (LOSS) BEFORE THE FOLLOWING	(64,191)	49,370	(189,360)	87,377

OTHER INCOME
Gain on sale of subsidiaries (Note 6)	-	-	-	210,225

NET INCOME (LOSS) FOR THE PERIOD	$ (64,191)	$ 49,370	$ (189,360)	$ 297,602

BASIC NET INCOME (LOSS) PER SHARE	$ (0.00)	$ 0.00	$ (0.01)	$ 0.02

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING	17,583,740	14,762,593	17,583,740	14,744,937

The accompanying notes are an integral part of these interim consolidated financial statements.

SE GLOBAL EQUITIES CORP.
INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
 (Unaudited)

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003

CASH FLOWS FROM OPERATING ACTIVIES
Net income for the period	$ (189,360)	$ 297,602
Adjustments to reconcile net loss to net cash used in operating activities
- depreciation	-	2,453
- gain from sale of subsidiaries	-	(210,225)
- stock based compensation (recovery)	64,000	-
- accounts receivable	24,706	(34,985)
- prepaid expenses	(4,633)	12,381
- accounts payable	(145,624)	204,936

CASH FLOWS FROM (USED) IN OPERATING ACTIVITIES	(250,911)	272,162

CASH FLOWS FROM INVESTING ACTIVITIES
- fixed assets	(27,364)	-

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES	(27,364)	-
CASH FLOWS FROM FINANCING ACTIVITIES
- restricted cash	-	80,730
- broker deposits	15,000	(10,000)
- loan advances	-	100,000
- lease obligation repayments	-	(43,333)
- advances from (to) parent company	134,678	(224,734)
- proceeds from issue of common shares	-	39,900
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES	149,678	(57,437)

INCREASE (DECREASE) in cash AND CASH EQUIVALENTS	(128,597)	214,725
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	267,891	35,413

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 139,294	$ 250,138

Significant non-cash activities:
 Refer to Notes 5 and 6.

The accompanying notes are an integral part of these interim consolidated financial statements.

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company offers a software platform that provides electronic low cost order routing of U.S. securities through a licensed U.S. securities broker-dealer to investors throughout most of the world.  All order routing and support services are provided by the individual alliance broker in compliance with local regulatory requirements.  Global-American Investments, Inc. ("GAI"), a subsidiary of SE Global Equities Corp., is a U.S. licensed securities broker-dealer.  GAI provides a wide range of brokerage services in the United States.

Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continued operations of the Company and the recoverability of the carrying value of its assets is dependent upon the ability of the Company to maintain profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. To date, the Company has incurred losses since inception totaling $5,129,847, had a working capital deficit of $95,967 at September 30, 2004 and continues to rely on outside equity capital to finance recurring operating losses.

There can be no assurance that capital will be available as necessary to meet the Company's working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected. Given the Company's limited operating history, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern.

Unaudited Interim Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, which include SE Global Capital, Inc., a company incorporated on May 11, 2001 in the State of California, SE Global Equities Inc. ("SEG Cayman"), a Cayman Islands company incorporated on October 30, 2000, and GAI. The Company also has one subsidiary, SE Global Investment Company Limited, which is inactive and has no assets, liabilities or operations. On May 30, 2003 the Company sold its interest in two of its non-operating subsidiaries, SE Global Equities Company Limited and SE Global Communications (Hong Kong) Limited, to arms-length parties for nominal consideration. All significant intercompany balances and transactions have been eliminated on consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for the periods that the financial statements are prepared. Actual amounts could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents consists of cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less.

Financial instruments

The Company's financial instruments include cash and cash equivalents, accounts receivable and payable and loans payable. The fair values of these financial instruments approximate their carrying values due to the short-term maturity of the instruments.

Revenue recognition

Securities transactions and related revenues and expenses are recorded on a trade date basis. Commission revenues are recorded on a settlement date basis. Consulting fees are recorded in accordance with the terms of consulting agreements when collection is reasonably assured.

Net earnings (loss) per common share

Basic earnings (loss) per share includes no dilution and is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net earnings (loss) per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company. The accompanying presentation is only of basic net earnings (loss) per share as the potentially dilutive factors are anti-dilutive to basic net earnings (loss) per share.

Foreign currency transactions

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and capital asset accounts are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the consolidated income statement.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if the future deductibility is uncertain.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Stock-based compensation

In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended December 31, 2002 and the required disclosures have been made below.

The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

The following table illustrates the pro forma effect on net income (loss) and net income (loss) per share as if the Company had accounted for its for stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 4:

		Nine months ended	Nine months ended
		September 30, 2004	September 30, 2003

Net income (loss) for the period	As reported	$ (189,360)	$ 297,602
SFAS 123 compensation expense	Pro-forma	(80,000)	(76,800)

Net income (loss) for the period	Pro-forma	$ (269,360)	$ 220,802

Pro-forma basic net income (loss) per share	Pro-forma	$ (0.02)	$ 0.01

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

NOTE 3 - LOAN PAYABLE

The $100,000 loan was received on August 25, 2003, bears interest at a rate of 12% per annum, payable monthly, and matured on August 31, 2004. A conversion feature was added on October 20, 2003 which allows the loan amount to be converted into shares of the Company at a price of $0.30 per share. Upon conversion of the loan the holder will also receive share purchase warrants entitling the holder to purchase 333,333 shares of the Company at a price of $0.40 per share for a two year period. The Company may repay the loan during the term of the loan with a penalty equivalent to three months of interest. An agent's fee of $8,000 was paid on the loan. As of August 31, 2004 this loan and accrued interest is due and payable in full. To date the Company has not received a demand form payment and the Company intends to negotiate an extension on the due date of this loan. Accordingly, the Company has accrued interest on this loan to September 30, 2004.

As at September 30, 2004 $4,000 of accrued and unpaid interest is included in accounts payable.

NOTE 4 - CAPITAL STOCK

On July 8, 2003, the Company issued 2,777,778 shares of its capital stock in settlement of $500,000 of debt owed to its parent company Capital Alliance Group Ltd. ("CAG").

2001 Stock Option Plan

Effective October 10, 2001, the Company adopted The 2001 Stock Option Plan (the "2001 Plan") allowing for the awarding of options to acquire shares of the Company's common stock. The 2001 Plan allows for Non-qualified Stock Options to be awarded to employees, officers, directors and consultants of the Company and for Incentive Stock Options to be awarded to employees of the Company. The maximum number of options issuable under this plan cannot exceed 2,500,000 of which a maximum of 700,000 can be Incentive options. The incentive options must be granted at a minimum of market value of the Company's common stock and for a term not to exceed 5 years. Unless otherwise determined, the Incentive options will vest to the holder as follows: 30% six months following the award date, 40% twelve months following the award date and 30% eighteen months following the award date. The non-qualified options vest immediately, must be granted at a minimum of 85% of the market value of the Company's common stock and for a term not to exceed 10 years. In January 2004 the Company adopted a new Stock Option Plan.

Effective October 10, 2001 the Company awarded a total of 2,150,000 non-qualified options at a price of $0.57 under the 2001 Plan to certain employees, officers, directors and consultants of the Company and certain of its subsidiaries. Of these options, 940,000 were deemed to be a modification of options granted under the original Plan and as such are subject to variable accounting in accordance with the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"). During the year ended December 31, 2003, 150,000 of the stock options that are subject to variable accounting expired leaving 790,000 stock options subject to variable accounting. No compensation expense relating to these stock options was recorded during the period ended September 30, 2004 as the market price of the Company's shares of common stock is less than the exercise price of these stock options.

2004 Stock Option Plan

Effective January 22, 2004, the Company adopted the 2004 Stock Option Plan (the "2004 Plan") allowing for the awarding of options to acquire shares of the Company's common stock. The 2004 Plan allows for Non-qualified Stock Options to be awarded to employees, officers, directors and consultants of the Company and for Incentive Stock Options to be awarded to employees of the Company. The maximum number of options issuable under this plan cannot exceed 2,500,000 of which a maximum of 700,000 can be Incentive options. The incentive options must be granted at a minimum of market value of the Company's common stock and for a term not to exceed 5 years. Unless otherwise determined, the Incentive options will vest to the holder as follows: 30% six months following the award date, 40% twelve months following the award date and 30% eighteen months following the award date. The non-qualified options vest immediately, must be granted at a minimum of 85% of the market value of the Company's common stock and for a term not to exceed 10 years.

NOTE 4 - CAPITAL STOCK (cont'd)

Effective February 2, 2004 the Company filed a Form S-8 registering a total of 3,000,000 shares of the Company's common stock in connection with the Company's 2004 Plan.

On January 26, 2004 a total of 200,000 non-qualified stock options were granted to consultants at an exercise price of $0.33 per share, exercisable for a term of five years and a total of 250,000 non-qualified stock options were granted to employees, officers and directors at a price of $0.33 per share, exercisable for a term of five years. The fair value of these stock options was estimated at grant date using the Black-Scholes option-pricing model applying the market value per share and the risk-free interest rate in effect at the grant date of 2%, 213% volatility and an expected life of five years resulting in a consulting expense of $64,000 and a pro forma expense of $80,000 as disclosed in Note 2.

The following table summarizes the Company's stock option activity:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Balance, December 31, 2002	1,934,000	$ 0.57	3.78 years
Exercised	(70,000)	0.57
Expired/cancelled	(380,000)	0.57
Granted	320,000	0.28

Balance, December 31, 2003	1,804,000	$ 0.52	3.07 years
Granted	450,000	0.33

Balance, September 30, 2004	2,254,000	$ 0.48	2.72 years

NOTE 5 - RELATED PARTY TRANSACTIONS

During the period ended September 30, 2004 the Company received net cash advances from CAG of $67,639 (2003 - $224,734). During the year ended December 31, 2003 CAG converted $500,000 of inter-corporate debt into 2,777,778 shares of the Company at $0.18 per share (see Note 4). As at September 30, 2004 $67,678 was owed by the Company to CAG (December 31, 2003 - $67,000 owed to CAG by the Company).

During the period ended September 30, 2004 the Company incurred management and consulting fees to Directors and Officers of the Company in the amount of $91,700 (2003 - $114,312). Included in accounts payable are unpaid management fees of $43,000 owing to a Director of the Company.

Amounts due to and from related parties are unsecured, non-interest bearing and have no specific terms of repayment.

NOTE 6 - GAIN ON SALE OF SUBSIDIARIES

On May 30, 2003 the Company sold its interest in two of its subsidiaries, SE Global Equities Company Limited ("SEGHK") and SE Global Communications (Hong Kong) Limited ("SEGCHK"), to arm's-length parties for nominal consideration. The sale of SEGHK and SEGCHK to arm's-length parties relieved the Company from $210,225 in debts owing to unsecured creditors, and accordingly, the Company recognized a gain in the amount of $210,225 on the disposition of SEGHK and SEGCHK.

NOTE 7 - INCOME TAXES

The Company and its subsidiaries have combined tax losses carried forward, which may be available to reduce future year's taxable income, that result in deferred tax assets. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

NOTE 8 - PROPOSED ACQUISITIONS

Effective July 7, 2004 the Company entered into an agreement to acquire 90% of the issued and outstanding shares of Fidelity Asset Management Inc. ("FAM"), a broker-dealer based in Huntington Beach, California, for $10,000. FAM is a NASD registered full service broker-dealer in good standing with the regulatory bodies. The acquisition of FAM was completed and effectively closed, as agreed to by all parties to the transaction, on October 1, 2004. The Company is awaiting final NASD approval for the acquisition of FAM.

On July 22, 2004 the Company announced a planned acquisition of the business operations of CPY Holdings LLC ("CPY"), a broker-dealer based in Fremont, California. A new company, SE Global Capital (San Jose) Inc. ("SEGCSJ"), will be established to acquire the business operations of CPY. The Company will issue 130,000 restricted shares of the Company's common stock to the shareholders of CPY, and CPY will transfer its existing client base, future revenue streams and selected assets into SEGCSJ. The Company will own 60% of SEGCSJ and the CPY shareholders will own the remaining 40% of SEGCSJ. The 130,000 restricted shares will be held in escrow and released subject to achieving certain revenue milestones. This transaction is subject to material conditions precedent, due diligence results, and final negotiation of financial and other terms, as well as NASD approval. To date, the Company has not completed its due diligence, final negotiations and no NASD approval has been sought or obtained.

Exhibit's
99.1	Proxy
99.2	Articles of Amendment

APPROVAL BY THE BOARD OF DIRECTORS

Whereby the Board of Directors of SE Global has approved the delivery of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Toby Chu

__________________________________
Toby Chu
Chairman,C.E.O. and Director

EXHIBIT "A"

ARTICLES OF AMENDMENT
MINNESOTA SECRETARY OF STATE AMENDMENT OF ARTICLES OF INCORPORATION
READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1. Type or print in black ink.
2. There is a $35.00 fee payable to the Secretary of State for filing this "Amendment of Articles of Incorporation".
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

SE Global Equities Corp.
This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
03/___/2005
Format (mm/dd/yyyy)
The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form: 1 )
ARTICLE I
The name of this corporation shall be Asia Multi-Media Technology Services Holdings Limited.

ARTICLE III
A. Authorized Capital. The aggregate number of shares of stock which this corporation shall have the authority to issue is 750,000,000 shares of common stock with a par value of $0.01 per share and 250,000,000 shares of preferred stock with a par value of $0. 01 per share.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.
________________________________________________
(Signature of Authorized Person)

Name and telephone number of contact person:	___________________________	(___)	____________________
Please print legibly

If you have any questions please contact the Secretary of State's office at (651)296-2803.

RETURN TO:  Secretary of State, Business Services Division
                      180 State Office Bldg., 100 Rev. Dr. Martin Luther King Jr. Blvd
                      St. Paul, MN 55155-1299, (651)296-2803

                      Make Check Payable to the "Secretary of State". Your cancelled Check is your receipt.

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

The Secretary of State's Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance, or political opinions or affiliations in employment or the provision of services. This document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651)296-2803/Voice. For TTY communication, contact the Minnesota Relay Sevice at 1-800-627- 3529 and ask them to place a call to (651)296-2803.

bus4 Rev. 3-03